Filed Pursuant to Rule 424(b)(3)
Registration No. 333-152100

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 3, 2008)

Class A Common Stock

Subscription Rights to Purchase Approximately

42,870,000 Shares of Class A Common Stock at $0.70 per Share

We are distributing, at no charge, to holders of our Class A common stock and Class B common stock, non-transferable subscription rights to purchase approximately 42,870,000 shares of our Class A common stock. We refer to this offering as the “rights offering.” In the rights offering, you will receive one non-transferable subscription right for each share of Class A common stock and one non-transferable subscription right for each share of Class B common stock you owned at 5:00 p.m., New York City time, on February 8, 2010, the record date. We expect the gross proceeds from this rights offering to be approximately $30 million taking into consideration the standby purchase arrangements we have in place, as further discussed below.

Each non-transferable subscription right will entitle a holder to purchase 0.2056 of a share of our Class A common stock at a subscription price of $0.70 per share, which we refer to as the basic subscription privilege. We are not requiring a minimum subscription to complete the rights offering. If you fully exercise your basic subscription privilege and our other stockholders do not fully exercise their basic subscription privilege, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares, which we refer to as the over-subscription privilege, also at $0.70 per share, subject to proration based on the number of our shares that you owned on the record date. We will honor first the basic subscription privileges and over-subscription privileges of stockholders as of the record date, including such privileges of standby purchasers who are stockholders as of the record date, before purchases are made pursuant to the standby purchase arrangements. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

In connection with the rights offering, we entered into a standby purchase agreement with each of (1) Eagle River Partners, LLC, or ERP; (2) the following accounts referred to collectively as the Highland Institutional Funds (severally and not jointly): Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., Highland Credit Opportunities CDO, Ltd., Highland Credit Opportunities CDO, L.P., Highland Credit Strategies Master Fund, L.P., Highland Equity Focus Fund, L.P., and Highland Select Equity Master Fund, (3) the following accounts referred to collectively as the Highland Retail Funds (severally and not jointly): Highland Credit Strategies Fund and Highland Long/Short Equity Fund; (4) Knighthead Master Fund, L.P., or Knighthead; and (5) Caspian Capital Advisors, LLC or affiliates, or Caspian, pursuant to which they each have agreed to acquire from us, also at $0.70 per share, any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to their basic subscription privilege or over-subscription privilege, subject to certain conditions. The maximum commitment accepted by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian is $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively. No compensation is being paid to the standby purchasers for these standby purchase arrangements.

The non-transferable subscription rights, both the basic subscription privilege and the over-subscription privilege, will expire if they are not exercised by 5:00 p.m., New York City time, on March 9, 2010, unless our board of directors extends the rights offering period. Subject to the limitations set forth in the standby purchase agreements, our board of directors reserves the right to amend the rights offering terms, or cancel the rights offering, at any time, for any reason.

This is not an underwritten offering. We have engaged Jefferies & Company, Inc. to provide financial advisory services in connection with this rights offering and other matters for a fee of $500,000. See “Plan of Distribution” for further information about our agreements with Jefferies & Company, Inc.

Shares of our Class A common stock are, and we expect that the shares of Class A common stock to be issued in the rights offering will be, traded on The NASDAQ Global Market under the symbol “ICOG.” The non-transferable subscription rights will not be tradable. On February 8, 2010, the closing sale price of our Class A common stock was $1.12 per share. We urge you to obtain a current market price for our Class A common stock before making any determination with respect to the exercise of your rights.

Exercising your subscription rights and investing in our Class A common stock involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-16 of this prospectus supplement, and all other information included or incorporated herein by reference in this prospectus supplement in its entirety before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 17, 2010.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration process, we may sell any combination of common stock, preferred stock, debt securities, warrants or units in one or more offerings from time to time. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding the rights offering, including the subscription price, the aggregate number of shares of Class A common stock being offered and the risks of investing in our Class A common stock. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us and our Class A common stock and other information you should know before exercising your non-transferable subscription rights.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the underlying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the underlying prospectus. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement or the underlying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the underlying prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You may obtain copies of the documents referred to herein as described below under “Where You Can Find More Information.”

This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us. We also register certain trademarks, service marks and trade names in countries outside of the United States. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the underlying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the terms “ICO,” the “Company,” “we,” “our” and “us” refer to ICO Global Communications (Holdings) Limited and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements are based upon current expectations that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

We have identified the forward-looking statements we make by using such terms as “may,” “might,” “can,” “should,” “could,” “would,” “expect,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “predict,” “potential,” “if” and similar expressions which imply that the statements relate to future events or expectations. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained herein and in the underlying prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement.

You should read carefully both this prospectus supplement and the underlying prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus supplement and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business.

What is a rights offering?

We are distributing, at no charge, to holders of shares of our Class A common stock and Class B common stock, non-transferable subscription rights to purchase shares of our Class A common stock. You will receive one non-transferable subscription right for each share of Class A common stock and one non-transferable subscription right for each share of Class B common stock you owned as of 5:00 p.m., New York City time, on February 8, 2010, the record date. Each non-transferable subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Why are we conducting a rights offering?

We are conducting the rights offering to raise capital for ongoing operational expenses. A rights offering provides the eligible stockholders the opportunity to participate in a capital raise on a pro rata basis and minimizes the dilution of their ownership interest in the Company. Taking into consideration the standby purchase arrangements we have in place, we expect that the gross proceeds from the rights offering will be approximately $30 million.

What is the basic subscription privilege?

The basic subscription privilege gives eligible stockholders the opportunity to purchase shares of our Class A common stock at a subscription price of $0.70 per share. For example, if you owned 100 shares of our Class A common stock or 100 shares of our Class B common stock as of 5:00 p.m., New York City time, February 8, 2010, the record date, you would receive 100 subscription rights and would have the right to purchase up to 20.56 shares of Class A common stock (rounded up to the nearest whole share, for a total of up to 21 shares) for $0.70 per share (or a total payment of $14.70) with your basic subscription privilege. You may exercise the basic subscription privilege with respect to any number of shares subject to your subscription rights, or you may choose not to exercise any subscription rights at all.

If you hold shares evidenced by one or more ICO Global Communications (Holdings) Limited share certificates, the number of rights you may exercise pursuant to your basic subscription privilege is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue to you one subscription right in the nominee name for each share of Class A common stock and Class B common stock you owned on the record date. The basic subscription privilege of each subscription right can then be used to purchase 0.2056 of a share of Class A common stock (rounded up to the nearest whole share, with the total subscription payment being adjusted accordingly) at a subscription price of $0.70 per share. See “What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominees?”

Fractional shares of Class A common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly.

What is the over-subscription privilege?

If you purchase all of the shares of Class A common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase any portion of our shares of Class A common stock that are not purchased by our other stockholders through the exercise of their respective basic subscription privileges. You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege.

If sufficient shares of Class A common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of Class A common stock available for sale in the rights offering, we will allocate the available shares of Class A common stock pro rata among each stockholder exercising the over-subscription privilege in proportion to the number of shares of Class A common stock and Class B common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares of Class A common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of Class A common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of Class A common stock have been allocated or all over-subscription requests have been satisfied. We will honor first the basic subscription privileges and over-subscription privileges of stockholders as of the record date, including the basic subscription privileges and over-subscription privileges of standby purchasers who are stockholders as of the record date, before purchases are made pursuant to the standby purchase arrangements.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege, in addition to the subscription payment related to your basic subscription privilege, prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our Class A common stock that you wish to purchase in the rights offering.

Fractional shares of Class A common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly.

Am I required to exercise all of the rights that I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of Class A common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege. See “How many shares of Class A common stock will be outstanding after the rights offering?”

How was the subscription price of $0.70 per share determined?

Our board of directors determined the subscription price after considering, among other things, the likely cost of obtaining capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our Class A common stock, our need for liquidity and capital, discussions with the standby purchasers, the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis and the desire to encourage our stockholders to participate in the rights offering on as close to a pro rata basis as possible to preserve the same equity percentages of our stockholders immediately following the close of the rights offering to avoid an inadvertent “ownership change” for purposes of Section 382 of the Internal Revenue Code. The subscription price of $0.70 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the Class A common stock offered in the rights offering.

Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise their subscription rights risk investment loss on their investment. We cannot assure you that the market price of our Class A common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Class A common stock.

How soon must I act to exercise my rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offering, which is March 9, 2010, at 5:00 p.m., New York City time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m., New York City time, on March 9, 2010 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares. The subscription period commences on February 17, 2010.

Although we will make reasonable attempts to provide this prospectus supplement to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., New York City time, on March 9, 2010 (unless extended), whether or not we have been able to locate each stockholder entitled to subscription rights. Although our board of directors has the option of extending the expiration of the rights offering, it currently does not intend to do so.

We will not mail this prospectus supplement or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., New York City time, on March 2, 2010, which is at least five (5) business days prior to the expiration of the rights offering, and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

May I transfer my rights?

No. You may not sell, transfer or assign your subscription rights to anyone. If you transfer your shares of Class A common stock or Class B common stock after the record date, the transferee will not receive the subscription rights with the receipt of the Class A common stock or Class B common stock. You will retain the subscription rights and have the ability to exercise them to purchase the applicable shares of Class A common stock. Subscription rights will not be listed for trading on The NASDAQ Global Exchange, any other stock exchange or market, or on the OTC Bulletin Board. Rights certificates may only be completed by the stockholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

There is no minimum subscription requirement in the rights offering. However, subject to the limitations set forth in the standby purchase agreements, our board of directors may cancel the rights offering for any reason, including if our board of directors believes that there is insufficient participation by our stockholders.

What are the roles of the standby purchasers in the rights offering?

In connection with the rights offering, we entered into a standby purchase agreement with each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian pursuant to which they have agreed to acquire from us, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to the exercise of their basic subscription privileges and over-subscription privileges. ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian are firmly committed to purchase up to $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively. We arranged for these standby purchasers to ensure that the Company will raise approximately $30 million from this rights offering, subject to the closing of the standby purchase transactions, to fund its ongoing operations.

Are the standby purchasers receiving any compensation for their standby purchase commitments?

No. The standby purchasers are not receiving any compensation for their standby commitments. We have agreed to pay the fees and expenses of the standby purchasers incurred in connection with the rights offering, the preparation and finalization of the agreements relating to their standby purchase arrangements, and the registration for resale of their shares of Class A common stock purchased in the rights offering pursuant to the standby purchase arrangements, up to a cap of $25,000 for ERP, a cap of $25,000 in the aggregate for the Highland Institutional Funds and the Highland Retail Funds, and a cap of $12,500 for each of Knighthead and Caspian.

What agreements do we have with the standby purchasers?

Each of the standby purchasers executed a standby purchase agreement with us. Pursuant to the standby purchase agreements, we may not materially amend any of the terms of the rights offering, or waive any material conditions to the closing of the rights offering, including any amendment to the subscription price or the rights offering period, without the prior consent of the standby purchasers. In addition, the maximum offering period for the rights offering may not exceed two months without the prior written consent of ERP, the Highland Institutional Funds and the Highland Retail Funds. The standby purchase agreements also are subject to various closing conditions, including but not limited to, the truth and accuracy of the representations and warranties of the Company and each of the standby purchasers, consummation of the rights offering, no judgment, injunction, decree or other legal restraint prohibiting the consummation of the rights offering or the transactions contemplated by the respective standby purchase agreement, no stop order on the registration statement pursuant to which the Class A common stock to be issued upon exercise of the subscription rights will be registered and no suspension of trading in our Class A common stock or trading in securities generally on the NYSE Amex Equities, New York Stock Exchange or The NASDAQ Global Market and no banking moratorium. Furthermore, any of the standby purchase agreements may be terminated by us or the respective standby purchaser if the purchase of the Class A common stock pursuant to the standby purchase arrangement does not occur by April 1, 2010.

Any purchase of our Class A common stock made by the standby purchasers in the rights offering pursuant to the standby purchase arrangements will be made in a private placement. However, we have agreed to provide customary registration rights to ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian in the standby purchase agreements and we will use our best efforts to have the resale prospectus supplement relating to the resale from time to time of the shares underlying the rights subscribed to by ERP, the

Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian filed with the SEC within 60 days of the purchase of the Class A common stock in the rights offering pursuant to the standby purchase arrangements.

How many shares will the standby purchasers own after the rights offering?

As of February 8, 2010, each of ERP, the Highland Institutional Funds, together with the Highland Retail Funds and certain other accounts managed by Highland Capital Management, L.P. that own Class A common stock of the Company (collectively, the “Highland Group”), Knighthead and Caspian beneficially owned approximately 34.4%, 25.1%, 2.3% and 2.7%, respectively, of our outstanding Class A common stock, and ERP beneficially owned approximately 82.7% of our outstanding Class B common stock. As of February 8, 2010, each of ERP, the Highland Group, Knighthead and Caspian had aggregate voting power of approximately 67.4%, 5.6%, 0.5% and 0.6%, respectively. The number of shares that will be purchased by each of ERP, the Highland Group, Knighthead and Caspian in connection with the rights offering can only be determined upon the completion thereof. If no stockholders other than each of ERP, the Highland Group, Knighthead and Caspian exercise any of their subscription rights, and if each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian purchase their maximum total commitment of $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively, pursuant to their obligations as set forth in the standby purchase agreements, each of ERP, the Highland Group, Knighthead and Caspian’s ownership will be approximately 38.4%, 25.8%, 3.4% and 3.7%, respectively, of our outstanding Class A common stock after the rights offering.

Has any stockholder indicated that it will exercise its rights?

Other than with respect to the commitments undertaken by the standby purchasers pursuant to the standby purchase agreements, we have no indication from other stockholders regarding their intention with respect to the rights offering.

Can the board of directors cancel, terminate, amend, or extend the rights offering?

Yes. Our board of directors has the option to extend the rights offering and the period for exercising your subscription rights, although it does not presently intend to do so. Pursuant to the standby purchase agreements, we may not materially amend any of the terms of the rights offering, or waive any material conditions to the closing of the rights offering, including any amendment to the subscription price or the rights offering period, without the prior consent of the standby purchasers. Subject to the limitations set forth in the standby purchase agreements, our board of directors may cancel the rights offering, amend or modify its terms, at any time for any reason. If the rights offering is cancelled, all subscription payments received from you by the subscription agent will be returned to you promptly, without interest or penalty.

When will I receive my subscription rights certificate?

If you are a registered holder of our Class A common stock or Class B common stock as of the close of business on the record date, based on our stockholder registry maintained at the transfer agent for our Class A common stock and Class B common stock, you will receive a subscription rights certificate in the same mailing as this prospectus supplement. If you hold your shares of Class A common stock or Class B common stock through a brokerage account, bank, or other nominee, you will not receive an actual subscription rights certificate with this prospectus supplement. Instead, as described in this prospectus supplement, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

What will happen if I choose not to exercise my subscription rights?

Stockholders who do not exercise their subscription rights will lose any value that may be represented by the rights. If you do not exercise any subscription rights, the number of our shares of Class A common stock that you own will not change. Due to the fact that shares may be purchased by other stockholders in the rights offering, as well as by the standby purchasers pursuant to their obligations under the standby purchase agreements, your percentage ownership of the Company will be diluted after the completion of the rights offering, unless you exercise your basic subscription privilege. See “How many shares of Class A common stock will be outstanding after the rights offering?”

How do I exercise my subscription rights if I own shares in certificate form?

If you hold shares evidenced by one or more ICO Global Communications (Holdings) Limited share certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent; and

•	deliver your properly completed and signed rights certificate, and any other subscription documents, to the subscription agent.

Please follow the payment and delivery instructions accompanying the subscription rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent on or prior to 5:00 p.m., New York City time, on March 9, 2010. We are not responsible for subscription materials sent directly to our offices.

If you send a payment that is insufficient to purchase the number of shares that you requested, or if the number of shares that you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received from you by the subscription agent will be returned to you promptly, without interest or penalty, following the expiration of the rights offering.

What form of payment is required to purchase our shares of Class A common stock in the rights offering?

As described in the instructions accompanying the subscription rights certificate, payments submitted to the subscription agent in connection with the rights offering must be made in full, in United States currency, in immediately available funds, by certified or cashier’s check or bank draft payable to BNY Mellon Shareowner Services (acting on behalf of the Bank of New York Mellon, N.A.), as subscription agent, f/b/o ICO Global Communications (Holdings) Limited, drawn upon a United States bank.

You may not remit personal checks of any type.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of Class A common stock or Class B common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of Class A common stock that you wish to purchase.

If you wish to purchase shares of our Class A common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We have asked your record holder to notify you of the rights offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline to participate in the rights offering that is prior to 5:00 p.m., New York City time, on March 9, 2010, the expiration date for the rights offering. In addition, your broker, custodian bank or other nominee may permit you to participate in this rights offering and purchase shares of common stock through an Internet website that it maintains and through which you may access your account.

When will I receive my new shares?

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offering. One share certificate will be generated for each rights certificate processed. Until your share certificate is received, you may not be able to sell the shares of our Class A common stock acquired in the rights offering. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive a share certificate for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of Class A common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.

After I send in my payment and rights certificate, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our Class A common stock at a subscription price of $0.70 per share.

How many shares of Class A common stock will be outstanding after the rights offering?

As of February 8, 2010, 154,870,376 of our shares of Class A common stock were issued and outstanding. Assuming no other transactions by us involving shares of our Class A common stock, and no options or warrants for shares of our Class A common stock are exercised prior to the expiration of the rights offering, then approximately an additional 42,870,000 shares of our Class A common stock will be issued and outstanding after the closing of the rights offering, for a total of approximately 197,740,376 shares of Class A common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of the existing stockholders who do not fully exercise their basic subscription privileges will be diluted.

How many shares of Class B common stock will be outstanding after the rights offering?

As of February 8, 2010, 53,660,000 of our shares of Class B common stock were issued and outstanding. No shares of our Class B common stock are offered in the rights offering. Therefore, assuming no other transactions by us involving shares of our Class B common stock prior to the expiration of the rights offering, there would be no change in the number of shares of Class B common stock issued and outstanding after the rights offering.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of Class A common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received from you by the subscription agent will be returned to you promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments to you through the record holder of your shares.

Will the rights be listed on a stock exchange or national market?

The rights themselves will not be listed on The NASDAQ Global Market or any other stock exchange or national market or on the OTC Bulletin Board. Our Class A common stock will continue to trade on The NASDAQ Global Market under the symbol “ICOG,” and we expect that the shares of Class A common stock issued in connection with the rights offering will be eligible for trading on The NASDAQ Global Market.

How do I exercise my rights if I live outside the United States?

We will not mail this prospectus supplement or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow other procedures described in “The Rights Offering — Foreign Stockholders.”

What fees or charges apply if I purchase the shares of Class A common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the material United States federal income tax consequences of exercising my subscription rights?

For United States federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a more detailed discussion, see “Material United States Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If you received a rights certificate with this prospectus supplement and wish to purchase shares during the rights offering, you should send your properly completed and signed rights certificate, any other subscription documents and payment by hand delivery, first class mail or courier service to the subscription agent at:

If Delivering by Hand: BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Department — 27th Floor Jersey City, NJ 07310	By Overnight Courier or By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on March 9, 2010. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have any questions about the rights offering or wish to request another copy of a document, please contact BNY Mellon Shareowner Services, the subscription agent for the rights offering, at (866) 289-2089.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the underlying prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the underlying prospectus, including “Risk Factors” on page S-14 of this prospectus supplement, the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement, before making an investment decision.

About the Company

ICO Global Communications (Holdings) Limited is a next-generation mobile satellite service (“MSS”) operator. We have several medium earth orbit (“MEO”) satellites in advanced stages of completion and have successfully launched one MEO satellite. Due to disagreements with Boeing Satellite Services International, Inc. (“BSSI”), the manufacturer and launch manager of the MEO satellite systems, and the related litigation, as described below, we have not advanced further development activity related to our MEO satellites. We continue to explore the development of a business plan outside of North America which would use our MEO physical and regulatory assets and have signed several contracts to further evaluate the usability and augmentation of a MEO satellite system. However, there is no assurance we will be successful, as described further below, and we could elect to discontinue our MEO-related efforts at such time as we conclude we are unlikely to enhance stockholder value through such efforts.

Since August 2004, we have been engaged in litigation with Boeing and BSSI arising out of agreements we had with BSSI for the development and launch of our MEO satellites. In October 2008, we received an award against Boeing and BSSI totaling $370.6 million in compensatory damages and $236 million in punitive damages. In January 2009, the court presiding over the litigation entered judgment on the verdict, including pre-judgment interest, in the amount of $631.1 million. In February 2009, the court denied most of Boeing/BSSI’s post-trial motions and granted one, and the judgment became final in the amount of $603.2 million. Since January 2, 2009, post-judgment interest has accrued on the full judgment amount at the rate of 10% per annum, or approximately $60 million per year. Boeing and BSSI filed their notice of appeal of the award on March 6, 2009, and we filed our notice of appeal on March 24, 2009. Boeing filed its appellate brief on October 26, 2009. We cannot predict the outcome of the appeal process.

We are a Delaware corporation and were incorporated on March 17, 2000. Our principal executive office is located at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, and our telephone number is (703) 964-1400. Our website address is www.ico.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

Recent Developments

On May 15, 2009, one of our majority-owned subsidiaries, DBSD North America, Inc. (formerly ICO North America, Inc.), along with its subsidiaries (collectively referred to as “DBSD”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. In order to exit the Chapter 11 cases successfully, DBSD is required to propose, and obtain confirmation by the bankruptcy court of, a plan of reorganization that satisfies the requirements of the bankruptcy code. On May 30, 2009, DBSD filed its proposed plan of reorganization, which was subsequently amended. The primary purpose of the plan of reorganization is to effect the restructuring and substantial de-leveraging of DBSD’s capital structure. Under the plan of reorganization, holders of DBSD’s $650 million aggregate principal amount of convertible notes would receive shares of common stock of reorganized DBSD representing approximately 95% of its outstanding equity and we would receive shares of common stock of reorganized DBSD representing approximately 4-5% of its outstanding equity, prior to dilution resulting from new capital or equity compensation made available to DBSD’s employees. In addition, we would receive warrants, exercisable upon certain valuation events, to purchase at $0.01 per share up to approximately an additional 10% of the equity of reorganized DBSD. On October 26, 2009, the bankruptcy court issued a decision ruling in favor of confirmation of DBSD’s plan of reorganization, and the court entered the order on November 23, 2009. The U.S. Federal Communications Commission (“FCC”) must approve the transfer of DBSD licenses to the reorganized DBSD under the plan of reorganization, and if it does not do so, the plan of reorganization cannot be implemented in its current form.

Summary of Tax Benefits Preservation Plan

As of December 31, 2009, we had net operating loss carryforwards for federal income tax purposes of approximately $360 million. Although there can be no assurance that our ability to use net operating loss carryforwards has not already become limited as a result of an ownership change, we expect to be able to carry our net operating losses forward to reduce taxable income in future years. We entered into a Tax Benefits Preservation Plan with BNY Mellon Shareowner Services, as Rights Agent, dated as of January 29, 2010 (the “Tax Benefits Plan”), in an effort to help preserve the value of these net operating loss carryforwards under Section 382 of the Internal Revenue Code.

In connection with the Tax Benefits Plan, on January 29, 2010, our board of directors authorized and declared a dividend of one Class A Right for each share of our Class A common stock and one Class B Right for each share of our Class B common stock outstanding at the close of business on February 8, 2010, the record date, and authorized the issuance of one Class A Right for each share of Class A common stock and one Class B Right for each share of Class B common stock issued (except as otherwise provided in the Tax Benefits Plan, as defined below) between the record date and the Distribution Date (as defined below). Upon the occurrence of certain events, each Class A Right entitles the registered holder to purchase from us one one-thousandth of a share (a “Unit”) of our Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred”) and each Class B Right entitles the registered holder to purchase from us one Unit of our Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”) in each case at a purchase price of $12.40 per Unit, subject to adjustment. The description and terms of the Class A Rights and Class B Rights are set forth in the Tax Benefits Plan. Pursuant to the Tax Benefits Plan, subject to certain conditions and determinations by our board of directors, the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired or otherwise obtained beneficial ownership of 4.9% of our then-outstanding securities (as described below) and (ii) ten business days (or such later date as may be determined by our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group acquiring or otherwise obtaining beneficial ownership of 4.9% of our then-outstanding securities.

Our board of directors adopted the Tax Benefits Plan in an effort to help preserve the ability to utilize fully our net operating loss carryforwards, and preserve the availability of future losses, in order to reduce potential future federal income tax obligations. We have experienced substantial operating losses, and under the Internal Revenue Code and rules promulgated thereunder, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the net operating loss carryforwards do not otherwise become limited, we believe that we will be able to carry forward a significant amount of net operating loss carryforwards, and therefore these net operating loss carryforwards could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the net operating loss carryforwards will be significantly limited, and the timing of the usage of the net operating loss carryforwards could be significantly limited, which could therefore significantly impair the value of that asset.

The Tax Benefits Plan is intended to act as a deterrent to any person or group acquiring, without the approval of our board of directors, beneficial ownership of 4.9% or more of our securities, defined to include (i) shares of our Class A common stock and Class B common stock, (ii) shares of our preferred stock, (iii) warrants, rights, or options to purchase our securities, and (iv) any interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code or pursuant to Treasury Regulation § 1.382-2T(f)(18). Holders of 4.9% or more of our securities outstanding as of the close of business on January 29, 2010 will not trigger the Tax Benefits Plan so long as they do not (i) acquire additional securities constituting one-half of one percent (0.5%) or more of our securities outstanding as of the date of the Tax Benefits Plan (as adjusted), or (ii) fall under 4.9% ownership of our securities and then re-acquire 4.9% or more of our securities (as adjusted).

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.

Securities offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of our Class A common stock and Class B common stock that you owned as of 5:00 p.m., New York City time, February 8, 2010, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares.

Basic subscription privilege	The basic subscription privilege of each subscription right will entitle you to purchase 0.2056 of a share of our Class A common stock at a subscription price of $0.70 per share.

Subscription price	$0.70 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Over-subscription privilege	If you purchase all of the shares of Class A common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for shares of our Class A common stock that are not purchased by our other stockholders through the exercise of their basic subscription privileges. You may subscribe for shares of our Class A common stock pursuant to your over-subscription privilege, subject to proration of available shares based on the number of our shares that you owned on the record date. We will allocate the available shares of Class A common stock pro rata among each stockholder exercising the over-subscription privilege in proportion to the number of shares of Class A common stock and Class B common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares of Class A common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of Class A common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of Class A common stock have been allocated or all over-subscription requests have been satisfied. We will honor first the basic subscription privileges and over-subscription privileges of stockholders as of the record date, including the basic subscription privileges and over-subscription privileges of standby purchasers who are stockholders as of the record date, before purchases are made pursuant to the standby purchase arrangements.

Record date	5:00 p.m., New York City time, on February 8, 2010.

Expiration date	5:00 p.m., New York City time, on March 9, 2010, subject to extension, cancellation or amendment as described in further detail below.

Use of proceeds	We intend to use the proceeds of the rights offering for ongoing operational expenses. See “Use of Proceeds.”

Non-transferability of rights	The subscription rights may not be sold, transferred, or assigned and will not be listed for trading on The NASDAQ Global Market or on any stock exchange or market or on the OTC Bulletin Board. If you transfer your shares of Class A common stock or Class B common stock after the record date, the transferee will not receive the subscription rights with the receipt of the Class A common stock or Class B common stock. You will retain the subscription rights and have the ability to exercise them to purchase the applicable shares of Class A common stock.

Standby purchase agreements	In connection with the rights offering, we entered into a standby purchase agreement with each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian pursuant to which they each have agreed to acquire from us, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to the exercise of their basic subscription privileges or over-subscription privileges. The maximum commitment accepted by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian is $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively. The securities to be purchased by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian will be purchased in a private placement. ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian’s commitments are subject to certain conditions. See “The Rights Offering — Standby Purchase Commitments” and “Plan of Distribution” for further information about the standby purchase agreements.

No board recommendation	Our board of directors makes no recommendation to you about whether you should exercise any subscription rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus supplement entitled “Risk Factors” for a discussion of some of the risks involved in this rights offering and investing in our Class A common stock and the Company.

No revocation	Any exercise of subscription rights is irrevocable, even in the event our board of directors extends the rights offering, or even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of Class A common stock at a subscription price of $0.70 per share.

Material United States federal income tax considerations	For United States federal income tax purposes, you will not recognize income or loss upon receipt or exercise of subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering.

Extension, cancellation and amendment	Our board of directors has the option to extend the rights offering and the period for exercising your subscription rights, although it does not presently intend to do so. Pursuant to the standby purchase agreements, we may not materially amend any of the terms of the rights offering, or waive any material conditions to the closing of the rights offering, including any amendment to the subscription price or the rights offering period, without the prior consent of the standby purchasers. Furthermore, any of the standby purchase agreements may be terminated by us or the respective standby purchaser if the purchase of the Class A common stock pursuant to the standby purchase arrangement does not occur by April 1, 2010. We may determine to proceed with the rights offering even if the standby purchase agreements are terminated. Subject to the limitations set forth in the standby purchase agreements, we reserve the right to cancel or amend the terms of the rights offering at any time, for any reason. In the event that the rights offering is cancelled, all subscription payments received from you by the subscription agent will be returned to you promptly, without interest or penalty.

Procedure for exercising rights	The subscription period commences on February 17, 2010. To exercise your subscription rights, you must take the following steps:

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If you are a registered holder of our shares of Class A and/or Class B common stock, you must deliver payment and a properly completed rights certificate to the subscription agent on or prior to 5:00 p.m., New York City time, on March 9, 2010. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

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If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you must instruct your broker, dealer, custodian bank or other nominee or institution to exercise your subscription rights on your behalf and deliver all documents and payments to the subscription agent on or prior to 5:00 p.m., New York City time, on March 9, 2010.

Subscription agent	BNY Mellon Shareowner Services.

Shares outstanding before the rights offering	154,870,376 shares of Class A common stock and 53,660,000 shares of Class B common stock as of February 8, 2010.

Shares outstanding after completion of the rights offering	Assuming no other transactions by us involving our Class A common stock or Class B common stock and no outstanding options or warrants for our Class A common stock or Class B common stock are exercised prior to the expiration of the rights offering, we expect approximately 197,740,376 shares of Class A common stock and 53,660,000 shares of Class B common stock will be outstanding immediately after completion of the rights offering.

Fees and expenses	We will pay a fee of $500,000 to Jefferies & Company, Inc. for its financial advisory services in connection with the rights offering and other matters. We will pay the fees and expenses incurred by the subscription agent relating to the rights offering. In addition to our legal expenses, we will pay the fees and expenses of the standby purchasers incurred in connection with the rights offering, the preparation and finalization of the agreements relating to their standby purchase arrangements, and the registration for resale of their shares of Class A common stock purchased in the rights offering, up to a cap of $25,000 for ERP, a cap of $25,000 in the aggregate for the Highland Institutional Funds and the Highland Retail Funds, and a cap of $12,500 for each of Knighthead and Caspian.

NASDAQ Global Market trading symbol	Shares of our Class A common stock are currently listed on The NASDAQ Global Market under the symbol “ICOG,” and we expect that the shares of Class A common stock to be issued in connection with the rights offering will be eligible for trading on The NASDAQ Global Market.

Before purchasing the securities being offered, you should carefully consider the “Risk Factors” beginning on page S-14.

RISK FACTORS

The risks below address some of the factors that may affect the rights offering and our future operating results and financial performance. If any of the following risks develop into actual events, then the rights offering, as well as our business, financial condition, results of operations or prospects could be materially adversely affected.

Risks Related to the Rights Offering

The rights offering may limit our ability to use some or all of our net operating loss carryforwards.

As of December 31, 2009, we had net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $360 million. Although there can be no assurance that our ability to use NOL carryforwards has not already become limited as a result of an ownership change, we expect to be able to carry NOLs forward to reduce taxable income in future years. These NOL carryforwards begin to expire in 2020. Our ability to utilize our NOL carryforwards could become subject to significant limitations under Section 382 of the Internal Revenue Code if we undergo an ownership change. We would undergo an ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, five percent (5%) or more of our securities, or are otherwise treated as five percent (5%) stockholders under Section 382 and the regulations promulgated thereunder, increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carryforwards.

The rights offering is not currently expected to result in an ownership change, but it may increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Internal Revenue Code in the future, which would limit our ability to use any U.S. federal and state NOL carryforwards as described above. Moreover, no assurances can be given that an ownership change under Section 382 of the Internal Revenue Code has not occurred prior to the rights offering or will not occur as a result of the rights offering. See “Prospectus Supplement Summary — Summary of Tax Benefits Preservation Plan.”

If you do not exercise your full subscription right, you will suffer dilution and your percentage ownership and voting rights in us will be lower than before the rights offering.

If you choose not to exercise your subscription right in full, your relative ownership interest in the Company will be lower than it would have been in the absence of the rights offering to the extent that others exercise their subscription rights. Your voting rights will also be lowered if you do not exercise your rights in full. Additionally, if and to the extent that the rights offering is not fully subscribed, we have arranged for ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian as standby purchasers to acquire any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to the exercise of their basic subscription privileges or over-subscription privileges, subject to maximum commitments of $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively. If all approximately 42,870,000 shares of our Class A common stock that we are offering are purchased upon the exercise of subscription rights or otherwise, then following the rights offering, our total outstanding Class A common stock will be increased from 154,870,376 shares to 197,740,376 shares and our total outstanding Class A common stock and Class B common stock, collectively, will be increased from 208,530,376 shares to 251,400,376 shares. If you do not exercise any of the rights distributed to you and that the standby purchasers purchase the aggregate amount of shares corresponding to their maximum commitment amounts, your economic percentage interest as a stockholder will be lowered by approximately 7.79% and your voting percentage interest as a stockholder will be lowered by approximately 1.51%.

If you do not act promptly and follow subscription instructions, your exercise of subscription rights may be rejected.

Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on March 9, 2010 (unless extended), the scheduled expiration date of this rights offering. If you are a beneficial owner of shares and you wish to exercise your rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee pursuant to its instructions. With respect to exercises of the subscription rights, we are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on March 9, 2010, the scheduled expiration date of this rights offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you have an address outside the U.S., to exercise your subscription rights, you must notify the subscription agent prior to 5:00 p.m., New York City time, on March 2, 2010, which is at least five (5) business days prior to the scheduled March 9, 2010 expiration date, and must establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. See “The Rights Offering — Foreign Stockholders.”

The subscription price determined for this rights offering is not an indication of our value.

The subscription price of $0.70 per share may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the value of our Class A common stock. In addition, you should not rely on the indications of interest by the standby purchasers to participate in this rights offering, or by other potential investors to purchase unsubscribed shares of our Class A common stock in the event this rights offering is not fully subscribed, as a recommendation or other indication that the subscription price is reflective of our value. After the date of this prospectus supplement, our Class A common stock may trade at prices above or below the subscription price.

You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise. If you exercise your subscription rights, you will have committed to buying shares of our Class A common stock at a price of $0.70 per share, regardless of the prevailing market price on the expiration date of the rights offering. Our Class A common stock is traded on The Nasdaq Global Market under the symbol “ICOG” and the last reported closing sales price of our Class A common stock on The Nasdaq Global Market on February 11, 2010 was $1.22 per share. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our Class A common stock at a price of $0.70 per share.

You may not be able to resell any shares of our Class A common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.

If you exercise subscription rights, you may not be able to resell the Class A common stock purchased by exercising your subscription rights until you (or your broker or other nominee) have received those shares.

Although we will endeavor to issue the appropriate shares as soon as practicable after receipt of all required subscription materials, including full payment of the applicable subscription price, there may be some delay between the exercise date and the time that we issue the new shares. Moreover, you may be unable to sell your shares of Class A common stock at a price equal to or greater than the subscription price that you paid for such shares.

If we cancel this rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments to you.

Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we cancel the rights offering. We may withdraw or terminate this rights offering at any time. If we elect to withdraw or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or deduction, any subscription payments we or the subscription agent received from you.

Our management will have broad discretion in how we use the net proceeds from this rights offering, and we may use the proceeds in ways with which you disagree or which does not yield a favorable, or any, return for the Company.

We have not allocated specific amounts of the net proceeds from this rights offering for any specific purpose. Our management will have significant flexibility in applying the net proceeds of this rights offering and, accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds and will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used in ways with which you disagree. It is possible that our management may invest the net proceeds in ways that some of our stockholders may not desire, or may not yield a favorable, or any, return for the Company. The failure of our management to use the net proceeds from this rights offering effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. If you transfer your shares of Class A common stock or Class B common stock after the record date, the transferee will not receive the subscription rights with the receipt of the Class A common stock or Class B common stock. You will retain the subscription rights and have the ability to exercise them to purchase the applicable shares of Class A common stock. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire the shares of Class A common stock to have the potential to realize any value from your subscription rights.

Risks Related to Our Business

We are engaged in litigation with Boeing and Boeing Satellite Services International, Inc. and expect to incur material expenses in pursuing this litigation.

We are engaged in litigation with Boeing and BSSI, arising out of agreements for the development and launch of MEO satellites for our subsidiary, ICO Global Communications (Operations) Limited (“ICO Operations”). In October 2008, after a three-month trial, the jury found that BSSI had breached its contract with ICO Operations and engaged in fraud, and that BSSI’s parent, Boeing, had tortiously interfered with our contract. The jury further found that in dealing with us, BSSI and Boeing acted with malice, oppression or fraud. The verdicts totaled $370.6 million in compensatory damages and $236 million in punitive damages. On February 26, 2009, after post-trial motions, final judgment was entered in favor of ICO in the amount of $603.2 million. Beginning January 2, 2009, post-judgment interest began accruing on the full judgment amount at the rate of 10% per annum (simple interest), or approximately $60 million per year.

Boeing and BSSI filed their notice of appeal on March 6, 2009, and we filed our notice of appeal on March 24, 2009. Boeing filed its appellate brief on October 26, 2009, and we plan to file our appellate brief on March 8, 2010. Further reply briefing and oral argument will follow. We cannot predict the outcome of the appeal process. Even if we prevail on appeal, Boeing may pursue additional review procedures. Through December 31, 2009, we have incurred approximately $19.8 million in pursuing this litigation and expect we will continue to incur substantial additional costs through the ultimate resolution which is uncertain. Given the appeals filed by Boeing and BSSI, and their potential post-appeal requests, it is unlikely that we will generate any liquidity from this verdict in the next 12 months. If we are unable to continue to fund the litigation, or if we do not substantially prevail on appeal, this could materially negatively impact our liquidity and cash position and the value of the Company. Moreover, there is no guarantee how the Company will use the proceeds, if any.

Under the prearranged bankruptcy plan of DBSD, our equity ownership of DBSD is being reduced to approximately 5% (with warrants for an additional 10% under certain circumstances), and it is possible that we could retain less or no equity in DBSD based on the final restructuring plan confirmed by the bankruptcy court.

On May 15, 2009, DBSD and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the bankruptcy court for the Southern District of New York. We did not file a petition for relief and are not a debtor in the Chapter 11 cases. Pursuant to the plan of reorganization of DBSD submitted to the bankruptcy court, the entire outstanding principal amount and accrued interest of DBSD’s 2009 notes would be converted into a number of shares of common stock in reorganized DBSD equal to approximately 95% of its total outstanding common stock. If the plan of reorganization becomes effective, our equity ownership interest in DBSD will be reduced to between 4% and 5% of reorganized DBSD after accounting for the dilutive effect of shares to be issued to DBSD’s general unsecured creditors and reorganized DBSD’s exit financing lenders. In addition, we are expected to receive warrants to purchase at $0.01 per share up to an additional approximately 10% of the common stock of reorganized DBSD, which shall be exercisable upon certain events concerning the valuation of DBSD. On October 26, 2009, the bankruptcy court issued a decision ruling in favor of confirmation of the plan of reorganization, and it entered its order on November 23, 2009.

The ability of the plan of reorganization to become effective, and our ability to retain any equity interest in reorganized DBSD, is subject to a number of risks and uncertainties. Although the bankruptcy court approved the plan of reorganization, parties that challenged the plan of reorganization have appealed entry of the confirmation order. The entity holding the debt under DBSD’s prepetition working capital facility (“First Lien Lender”) and Sprint Nextel Corporation challenged the plan of reorganization on a number of grounds, including feasibility, the proposed treatment of the First Lien Lender’s debt, and the appropriateness of the equity distribution provided to us. Moreover, the FCC must approve the transfer of DBSD’s licenses to the reorganized DBSD under the plan of reorganization, and if it does not do so, the plan of reorganization cannot be implemented in its current form. Any of these risks could cause us to own less equity of reorganized DBSD than that contemplated by the plan of reorganization, or no equity at all. If we own less equity than is contemplated by the plan of reorganization, or hold no equity in reorganized DBSD at all, it could negatively affect the value of the Company.

We have no significant operations, revenues or operating cash flow and will need additional liquidity to fund our operations and fully fund all necessary capital expenditures.

We were restructured in a bankruptcy and, since May 2000, have had no significant operations or revenues and do not generate any cash from operations. With the exception of 2005 when we recognized net income due to non-cash gains recognized on certain contract settlements, we have incurred net losses since our inception. We expect to have losses for the foreseeable future. We continue to incur expenses, which must be funded out of cash reserves or the proceeds, if any, of future financings.

The implementation of our satellite system requires significant funding, and the completion and launch of our MEO satellites currently in storage would require the agreement of Boeing to complete those satellites.

Boeing has to date been unwilling to complete our MEO satellites and there can be no assurance Boeing will ever agree to do so. In addition, our current assets will not be sufficient to fund our expenses through deployment of our satellite system and commencement of revenue-generating operations. It is unclear when, or if, we will be able to generate sufficient cash from operations to cover our ongoing expenses and fund capital expenditures. There is a risk that we will not be able to obtain the additional funding required in the amounts or at the time the funds are required. If we are unable to obtain a partner or sufficient funds, we will not be able to pursue a satellite system or any business plan requiring a satellite system.

The ongoing financial instability and uncertainty about global economic conditions could have a material negative effect on our business, liquidity, results of operations, and financial condition.

The financial crisis that affected the banking system and financial markets and the ongoing financial instability and uncertainty about global economic conditions have resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in credit, equity and fixed income markets. There could be a number of follow-on effects from these economic developments on our business, including the difficulty in raising sufficient money to fund our operations and anticipated capital expenditures until we are able to generate positive cash flow, as well as the depression of the value of any assets that we may determine to sell or deploy together with strategic partners.

There is a risk that we may not be able to continue as a going concern.

Notwithstanding the rights offering, as a result of our current liquidity situation, there is a risk that we may not be able to continue as a going concern. If we cannot generate sufficient liquidity by raising additional capital, including through this rights offering or other funding sources, we may have to further significantly reduce our operating and development expenditures, and may be unable to continue as a going concern.

We may not be successful in completing our satellite constellation, and this failure would have a material effect on our financial condition and ability to generate revenues from operations and realize earnings.

Our satellite constellation is not complete, and we may be unable to complete and launch it. Only BSSI, the builder of our system, can complete the unlaunched satellites, and we have been involved in litigation with BSSI since 2004. We therefore may be unable to develop a full MEO network, or we may be unsuccessful at selling the services provided by such a network. If we are unable to complete and launch additional MEO satellites, or are unable to sell the services provided by such a network, our financial condition and ability to commence revenue-generating operations and realize earnings would be harmed.

There are significant risks associated with operating our satellite constellation.

Our business contemplates operating a constellation of MEO satellites, exposing us to risks inherent in satellite operations, including failure of the satellite to perform as specified. Satellites generally are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies, which can occur as a result of various factors, such as satellite manufacturers’ errors, problems with the power or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space. For example, our MEO satellite launched in June 2001, referred to as “F2,” experienced an anomaly in orbit that interrupted some functionality on a number of occasions. We carry only third party liability insurance on F2.

There are significant intellectual property risks associated with development of our system.

Other parties may have patents or pending patent applications related to satellite communications. Those parties may claim that our products or services infringe their intellectual property rights and bring suit against us for infringement of patent or other intellectual property rights. Although we believe that we do not (and we do not intend to), we may be found to infringe on or otherwise violate the intellectual property rights of others. If our products or services are found to infringe or otherwise violate the intellectual property rights of others, we may need to obtain licenses from those parties or design around such rights, increasing development costs and potentially making our system less efficient. We may not be able to obtain the necessary licenses on commercially reasonable terms, or at all, or to design around such rights. In addition, if a court finds that we infringe or otherwise violate the intellectual property rights of others, we could be required to pay substantial damages or be enjoined from making, using or selling the infringing product or technology. We could also be enjoined while an infringement suit was pending. Any such claim, suit or determination could have a material adverse effect on the operation of the system or our competitive position and ability to generate revenues.

We will have to license hardware and software for our system and products. There is a risk that the necessary licenses will not be available on acceptable commercial terms. Failure to obtain such licenses or other rights could have a material adverse effect on the operation of the system and our ability to remain competitive and generate revenues from operations.

We face significant competition from companies that are larger or have greater resources.

We face significant competition from companies that are larger or have greater resources than us, and from companies that may introduce new technologies and new wireless spectrum. We face competition from many well-established and well-financed competitors, including existing cellular and personal communications service operators who have large established customer bases. Many of these competitors have substantially greater access to capital and have significantly more operating experience than we do. Further, due to their larger size, many of these competitors enjoy economies of scale benefits that are not available to us.

We may face competition from other MSS operators planning to offer services. We may also face competition from the entry of new competitors or from companies with new technologies, and we cannot at this time project the impact that this would have on our business plan or our future results of operations.

We may be unable to protect the proprietary information and intellectual property rights that our operations and future growth will depend on.

The success of our business plan depends, in part, on our ability to develop or acquire technical know-how and remain current on new technological developments. As a result, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies and systems designs. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We rely on licensed patents, trademarks, copyrights, trade secret laws and policies and procedures related to confidentiality to protect our technology, products and services. Some of our technology, products and services, however, are not covered by any of these protections.

In addition, we do not know whether we will be successful in maintaining the rights to our granted trademarks and these trademark rights may be challenged. Moreover, patent and trademark applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. We could, therefore, incur substantial costs and diversion of resources in prosecuting patent and trademark infringement suits or otherwise protecting our intellectual property rights, which could have a material adverse effect on our financial condition and results of operations, regardless of the final outcome. Despite our efforts to protect our proprietary rights, we may not be successful in doing so or our competitors may be able to independently develop or patent technologies equivalent or superior to our technologies.

We also rely upon unpatented proprietary technology and other trade secrets. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our proprietary expertise and other trade secrets, these agreements may not be enforceable, and, even if they are legally enforceable, we may not have adequate remedies for breaches of such agreements. The failure of our patents or confidentiality agreements to protect our proprietary technology or trade secrets could have an adverse effect on our results of operations.

We may be unable to determine when third parties are using our intellectual property rights without our authorization. The unremedied use of our intellectual property rights or the legitimate development or acquisition of intellectual property similar to ours by third parties could reduce or eliminate any competitive advantage we have as a result of our intellectual property, adversely affecting our financial condition and results of operations. If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of our resources and management’s attention, and there is a risk that we may not prevail in any such suits or proceedings.

We are in the process of amending or terminating most of our MEO gateway agreements and may incur additional material expenses in terminating these agreements.

Certain of our subsidiaries have agreements with the operators of the gateways for our MEO satellite system. Three of these agreements have been terminated, but there has not been a settlement reached yet. We also have discontinued the funding of certain of the gateway agreements and may discontinue the funding of certain of our subsidiaries who are parties to the gateway agreements. We may incur costs associated with further terminations and the operators of the gateways may try to hold us liable for these agreements. As of December 31, 2009, we had an accrued liability of $58.5 million related to these unsettled agreements. If we are unable to terminate and settle the remaining agreements on favorable terms, the cash required to settle the entire amount may have a material adverse effect on our financial condition.

Our success depends on certain key management personnel, and our limited liquidity and related business risks may make it difficult to maintain our key managers and, if necessary, attract new managers.

Our future success depends largely on the expertise and reputation of our senior management team. Our key managers have employment contracts limited to six months of severance in the event of a termination of employment, which is less than provided at some other companies, including some competitors and other peer entities. These factors create the risk that we may lose our key management personnel to other companies. For example, Michael P. Corkery, our then acting Chief Executive Officer and Chief Financial Officer, resigned on December 31, 2009. Benjamin G. Wolff was appointed Chairman and Chief Executive Officer. Although other companies may face some or all of these risks, and the employment market is generally weak, many companies face fewer or none of these risks, and the market for key management personnel continues to exist, even if currently at a reduced level. The loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

Risks Related to Our Class A Common Stock

Future sales of our Class A common stock could depress the market price.

The market price of our Class A common stock could decline as a result of sales of a large number of shares. Most of our Class A common stock that is held by non-affiliates can be sold without limitation under Rule 144(k) and certain holders of our Class A common stock are able to sell their shares in compliance with Rule 144. In addition, certain holders of our Class A common stock have the ability to cause us to register the resale of their shares, including, in the case of Eagle River Satellite Holdings, LLC (“ERSH”), shares of Class A common stock acquired upon conversion of their Class B common stock. These sales might also make it more difficult for us to sell shares in the future at a time and price that we deem appropriate.

The interests of our controlling stockholder may conflict with the interests of the holders of our Class A common stock.

ERSH, an affiliate of ERP, controls approximately 68% of the voting power of our outstanding capital stock. If ERP purchases its maximum standby commitment amount of $17.25 million, as it has agreed to do, subject to certain conditions, if our other stockholders do not exercise their subscription privileges in this rights offering, ERSH will further increase its beneficial control position in the Company. As a result, ERSH has control over the outcome of matters requiring stockholder approval, including:

•	the election of our directors;

•	amendments to our charter or certain amendments to our bylaws; and

•	the adoption or prevention of mergers, consolidations or the sale of all or substantially all of our assets or the assets of our subsidiaries.

ERSH also will be able to delay, prevent or cause a change of control of us.

Eagle River Investments, LLC (“Eagle River Investments”) has made significant investments in other telecommunications companies and may in the future make additional investments. Some of these companies may compete with us. Eagle River Investments, ERP and ERSH are not obligated to advise us of any investment or business opportunities of which it is aware, and they are not restricted or prohibited from competing with us.

Craig O. McCaw, a member of our board of directors, is the Chairman, Chief Executive Officer and sole manager and beneficial member of Eagle River Investments, which is the sole member of ERSH. Benjamin G. Wolff, our Chairman and Chief Executive Officer, is the President of Eagle River Investments and is compensated by both Eagle River Investments and ICO.

We are a “controlled company” within the meaning of the NASD Marketplace Rules and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

ERSH controls approximately 68% of the voting power of our outstanding capital stock, and this percentage may increase if ERP purchases its maximum standby commitment amount of $17.25 million. As a result, we are a “controlled company” within the meaning of The NASDAQ Global Market corporate governance standards. Under the NASD Marketplace Rules, a company of which more than 50% of the voting power is held by another company is a “controlled company” and may elect not to comply with certain NASDAQ Global Market corporate governance requirements, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that the compensation of officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) the requirement that director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. We have currently elected to utilize these exemptions. As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of The NASDAQ Global Market corporate governance requirements.

The Tax Benefits Plan that we entered into on January 29, 2010, as well as certain provisions in our certificate of incorporation, may discourage takeovers, which could affect the rights of holders of our Class A common stock.

The Tax Benefits Plan we have in place, discussed above under the heading “Recent Developments – Summary of Tax Benefits Preservation Plan,” is intended to act as a deterrent against any person or group acquiring or otherwise obtaining beneficial ownership of more than 4.9% of our securities without the approval of our board of directors. In addition, our certificate of incorporation provides that we will take all necessary and appropriate action to protect certain rights of our common stockholders that are set forth in the certificate of incorporation, including voting, dividend and conversion rights and their rights in the event of a liquidation, merger, consolidation or sale of substantially all of our assets. It also provides that we will not avoid or seek to avoid the observance or performance of those rights by charter amendment, entry into an inconsistent agreement or reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution or the issuance or sale of securities. In particular, these rights include our Class B common stockholder’s right to ten votes per share on matters submitted to a vote of our stockholders and option to convert each share of Class B common stock into one share of Class A common stock. The provisions of the Tax Benefits Plan and our certificate of incorporation could discourage takeovers of the Company, which could adversely affect the rights of our stockholders.

We do not expect to pay dividends on our Class A common stock for the foreseeable future.

We have never paid a cash dividend on shares of our equity securities, and do not intend to pay any dividends on our Class A common shares in the foreseeable future. Since we were restructured in a bankruptcy in May 2000, we have had no significant operations or revenues and have incurred net losses (other than in 2005, but due solely to gains on gateway contract settlements in that year). We continue to incur expenses, which must be funded out of cash reserves or the proceeds (if any) of future financings. We expect to have losses for the foreseeable future.

We do not have any revenue generating operations. Our ability to generate cash in the future will depend on our ability to successfully develop the system and implement and manage projected growth and development. There is a risk that we will not be successful in these endeavors.

Regulatory Risks

We are subject to significant international governmental regulation.

Our ownership and operation of satellite and wireless communication systems is subject to regulation by the International Telecommunication Union (“ITU”), the U.K. Office of Communications (“Ofcom”) and the FCC. In general, laws, policies and regulations affecting the satellite and wireless communications industries are subject to change in response to industry developments, new technology or political considerations. Legislators or regulatory authorities in the United States, the United Kingdom and at the ITU are considering or may consider, or may in the future adopt, new laws, policies and regulations or changes to existing regulations regarding a variety of matters that could, directly or indirectly, affect our operations or increase the cost of providing services over our system.

Ofcom submits ITU filings on our behalf, pursuant to our continuing compliance with U.K. due diligence requirements. Ongoing due diligence requires us to proceed with our business plans and to comply with Ofcom and ITU requirements related to filings made. U.K. law also imposes an indemnification requirement on us in the event its satellite causes damage to another satellite in flight.

The ITU regulates the use of radio frequency bands and orbital locations used by satellite networks to provide communications services. The use of spectrum and orbital resources by us and other satellite networks must be coordinated pursuant to the ITU’s Radio Regulations in order to avoid interference among the respective networks.

The FCC generally regulates the construction, launch and operation of satellites, the use of satellite spectrum at particular orbital locations, the licensing of earth stations and mobile terminals, and the provision of satellite services in the United States. Although we are generally focused outside of the United States, the FCC regulates the earth station that controls F2.

Increased competition for spectrum and orbital locations may make it difficult and costly for us to obtain or retain the right to use the spectrum and orbital resources required for our operations. In the future, we may not be able to coordinate our satellite operations successfully under international telecommunications regulations and may not be able to obtain or retain spectrum and orbital resources required to provide future services. If we lose international regulatory authorizations for orbital locations or spectrum, or fail to coordinate our use of the spectrum successfully, we could lose the right to operate, which would have a material adverse effect on our business.

Our MEO satellite system and claim to S-Band spectrum rights face substantial regulatory uncertainty

There is considerable uncertainty as to how our MEO satellite system will be treated from an international regulatory standpoint. While we continue to have dialogue with the appropriate regulatory authorities, the fact that we have been unable to fully deploy our MEO satellite system continues to create regulatory uncertainty.

We may be unable to maintain our spectrum priority for the S-Band globally. Ofcom has stated its intent, pending the outcome of any judicial review, to write to the ITU to “instruct that the ICO-P assignments currently recorded in the ITU Master Register be cancelled.” We have filed a judicial review, which has been accepted for hearing by the court and is currently pending. If we do not win the judicial review, and Ofcom does not support us before the ITU, we may be unable to preserve our claim to priority and rights.

We may also be unable to maintain spectrum rights in Europe. We have initiated proceedings in the European Court of First Instance seeking the annulment of Decision No. 626/2008/EC of the European Parliament, under which, the European Commission (“EC”) made a call for applications by October 7, 2008 for pan-European systems to provide MSS. We have also filed an application with the EC as called for in the Decision, without prejudice, pending the outcome of the proceedings in the European Court of First Instance. On November 12, 2008, the EC admitted our application into the EC process and, on May 14, 2009, the EC announced that it had not selected the application of ICO Satellite Limited. In response, on September 4, 2009, we filed an additional challenge in the European Court of First Instance to the outcome of the EU process.

There remains significant uncertainty about our ability to continue development of our physical and regulatory MEO assets, depending on the outcome of any judicial proceedings and the EC Call Process. The outcome of further development of a MEO business plan and the associated costs, the evolution of the regulatory environment for S-Band systems globally, and the success of discussions with potential partners who could provide funding for the development of the MEO satellite system all remain uncertain at this time.

Sprint is seeking regulatory action to impose an obligation on ICO Global regarding 2 GHz clearing reimbursement

Sprint Nextel has asked the FCC to condition the approval of DBSD’s transfer of control application, which is necessary to effect DBSD’s exit from bankruptcy, on imposing an obligation on us to reimburse Sprint for certain costs. These costs are related to a long-standing dispute regarding relocation of incumbent 2 GHz MSS licensees and reimbursement for that relocation. The FCC’s rules require new entrants to the 2 GHz band, including 2 GHz MSS licensees, to relocate incumbent BAS users. Sprint Nextel, a new entrant in the 2 GHz band, is required to relocate incumbent BAS users in the 2 GHz MSS uplink band. In June 2008, Sprint Nextel filed an action in the U.S. District Court in the Eastern District of Virginia seeking a court order requiring a subsidiary of our subsidiary DBSD, known as New DBSD Satellite Services G.P., to reimburse Sprint Nextel for current and estimated future spectrum clearing costs Sprint claimed were due and owing up to $100 million. This case was stayed, removed from the active docket and referred to the FCC. In addition, Sprint sought recovery of up to $200 million from various DBSD subsidiaries in the bankruptcy proceeding, but the bankruptcy court ruled that only one subsidiary, if any, could be liable for reimbursement and rejected Sprint’s claims that the FCC license was an executory contract and that the DBSD subsidiary would therefore need to reimburse Sprint as part of the bankruptcy process to retain its spectrum license. Sprint has appealed the first ruling but not the second. The FCC’s rules establish the circumstances under which, and from whom, Sprint Nextel may seek reimbursement of clearing costs from MSS licensees. We do not believe the FCC’s rules require payment under the existing circumstances, which have arisen because of Sprint Nextel’s failure to meet its clearing obligations, or that those rules can be changed to impose liability retroactively or on entities other than the MSS licensee. However, we cannot guarantee the outcome of this issue, which could have a material negative impact on our financial condition.

USE OF PROCEEDS

Taking into consideration the firm commitments by the standby purchasers, we estimate that the gross proceeds from this rights offering will be approximately $30 million, before deducting estimated expenses relating to this rights offering. We estimate that our expenses in connection with this rights offering will be approximately $900,000.

We will retain broad discretion over the use of the net proceeds from the rights offering. We currently intend to use the net proceeds from the rights offering for ongoing operational expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 900,000,000 shares of Class A common stock, par value $0.01 per share, 150,000,000 shares of Class B common stock, par value $0.01 per share, and 75,000,000 shares of preferred stock, par value $0.01 per share.

As of February 8, 2010, there were 154,870,376 shares of Class A common stock outstanding, with approximately 366 holders of record, and 53,660,000 shares of Class B common stock outstanding, with two holders of record. There are also outstanding warrants exercisable for 3,172,110 shares of Class A common stock and outstanding options exercisable for an aggregate of 8,826,761 shares of Class A common stock and 1,555,000 shares of Class B common stock. No preferred stock is currently outstanding.

Shares of our Class A common stock are, and we expect that the shares of Class A common stock to be issued in the rights offering will be, traded on The NASDAQ Global Market under the symbol “ICOG.” Shares of our Class B common stock are not traded on any stock exchange. The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus supplement forms a part, see “Where You Can Find More Information.”

Dividend Rights

Holders of our Class A common stock and Class B common stock are entitled to receive dividends at such times and in such amounts as may be determined by our board of directors and declared out of any legally available funds. Any dividends declared by the board of directors, whether payable in cash, property or shares of our capital stock, will be paid equally, on a per share basis, to holders of Class A common stock and Class B common stock.

We have not paid any dividends since our inception and do not expect or intend to pay dividends on our common stock in the foreseeable future. Our board of directors may, at its discretion, modify or repeal our dividend policy. Future dividends, if any, with respect to shares of our common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors deems relevant.

Voting Rights

Holders of Class A common stock are entitled to one vote for each share of Class A common stock held on the applicable record date, and holders of Class B common stock are entitled to ten votes for each share of Class B common stock held on the applicable record date, on each matter submitted to a vote of our stockholders. Holders of Class A common stock and Class B common stock vote together as a single class of common stock on each matter submitted to a vote of our stockholders. Our charter and bylaws do not provide for cumulative voting in the election of directors.

In general, corporate action to be taken by stockholder vote will be authorized by a majority of the votes cast by stockholders entitled to vote and present in person or by proxy at the meeting. Directors, however, are elected at each annual meeting by a plurality of the votes cast by stockholders entitled to vote and present in person or by proxy at the meeting. The stockholders may also take action without a meeting, and without a vote, if the holders of outstanding stock with the minimum number of votes that would be required to take the action at a meeting at which all shares entitled to vote were present and voting, consent to the action in writing and deliver it to the Company.

We do not have a classified board of directors. Thus, each of our directors is up for reelection at each annual meeting of stockholders.

Conversion Rights of Class B Common Stock

Optional Conversion. The Class B common stock is convertible at any time at the option of its holders into shares of Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock.

Automatic Conversion. The Class B common stock will be automatically converted into shares of Class A common stock if the shares of Class B common stock are voluntarily or involuntarily sold, assigned, pledged, encumbered, or otherwise transferred to anyone other than the following persons or entities: (1) ERSH, (2) Craig O. McCaw, (3) William H. Gates III, (4) Cascade Investment, L.L.C., (5) any affiliate of ERSH, (6) any person or entity that has executed a valid, irrevocable written proxy in favor of ERSH (covering the Class B common stock for as long as such person or entity owns the shares of Class B common stock), or (7) in the event of a pledge by the holder, a lender, financing, or investment banking firm (as pledgees) as long as the pledgee acknowledges in writing that the shares are subject to automatic conversion upon foreclosure or other action to sell the shares.

Other Rights of Class A Common Stock and Class B Common Stock

Liquidation. In the event the Company is liquidated, dissolved, or wound up, whether voluntarily or involuntary, our remaining assets, after payment in full to creditors and holders of any capital stock having preference over the common stock upon liquidation, dissolution, or winding up that may then be outstanding, will be divided ratably and without regard to class among the holders of Class A common stock and Class B common stock.

Reorganization, Recapitalization, or Asset Sale. In the case of any consolidation, merger, recapitalization, reorganization or sale of all or substantially all of our assets, each holder of Class A common stock will receive the same amount of consideration per share, and each holder of Class B common stock will receive the same amount of consideration per share as the Class A common stockholders (as if the Class B common stock had been converted into Class A common stock). Notwithstanding the foregoing, if all or part of the consideration payable in respect of shares of Class A common stock and Class B common stock consists of securities, the securities issued to the holders of Class A common stock and Class B common stock will be identical in all respects, except that the disproportionate voting power of the Class B common stock (i.e., each share of Class B common stock is entitled to ten votes per share versus one vote per share for the Class A common stock) and the conversion rights of the Class B common stock may be incorporated into the terms of the securities issued to the holders of the Class B common stock.

Other Characteristics. Holders of Class A common stock and Class B common stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of common stock which may be issued. Therefore, our board of directors may authorize the issuance and sale of shares of our common stock without first offering them to our existing stockholders. No class of common stock is subject to any redemption or sinking fund provisions.

Preferred Stock

In connection with the Tax Benefits Plan described above under “Recent Developments – Summary of Tax Benefits Preservation Plan,” on January 29, 2010, we designated two new series of preferred stock as Series A Preferred and Series B Preferred. There are currently no shares of our preferred stock, including the Series A Preferred and Series B Preferred, issued and outstanding. Pursuant to the Tax Benefits Plan, we issued Class A Rights and Class B Rights to our holders of Class A common stock and Class B common stock, respectively.

Subject to certain exceptions described in the Tax Benefits Plan, upon the acquisition by any person or group of more than 4.9% of our outstanding securities, each Class A Right and Class B Right may become exercisable for one one-thousandth of a share (a “Unit”) of our Series A Preferred and Series B Preferred, respectively. If issued, each Unit of Series A Preferred would give the holder approximately the same voting rights as does one share of our Class A common stock, and each Unit of Series B Preferred would give the holder approximately the same voting rights as does one share of our Class B common stock.

The Units of Series A Preferred and Series B Preferred that may be acquired upon exercise of the Class A Rights and Class B Rights, respectively, will be nonredeemable. Each Unit of Series A Preferred and Series B Preferred will have a minimum preferential quarterly dividend of $0.001 per Unit, or any higher per share dividend declared on the Class A common stock or Class B common stock, respectively. In the event of liquidation, the holder of a Unit of Series A Preferred or Series B Preferred will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of the Class A common stock or Class B common stock, as applicable.

In the event of any merger, consolidation or other transaction in which shares of Class A common stock or Class B common stock are exchanged, the holder of each Unit of Series A Preferred will be entitled to receive the per share amount paid in respect of each share of Class A common stock, and the holder of each Unit of Series B Preferred will be entitled to receive the per share amount paid in respect of each share of Class B common stock. In addition, holders of Series B Preferred will have the right to convert their Units of Series B Preferred into an equal number of Units of Series A Preferred at any time. Units of Series B Preferred will automatically be converted into an equal number of Units of Series A Preferred upon any transfer, other than certain permitted transfers.

The rights of holders of the Series A Preferred and the Series B Preferred with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

The economic value of one Unit of Series A Preferred that may be acquired upon the exercise of each Class A Right should approximate the economic value of one share of Class A common stock, and the economic value of one Unit of Series B Preferred that may be acquired upon the exercise of each Class B Right should approximate the economic value of one share of Class B common stock.

Including the 2,800,000 shares designated by our board of directors as Series A Preferred and the 600,000 shares designated by our board of directors as Series B Preferred, our board of directors has the authority, without further action by the stockholders, to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus supplement is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares; a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•

the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

Certain additional provisions of the DGCL and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer or a proxy contest. These provisions may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Company to first negotiate with the Company. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Our certificate of incorporation provides that we will take all necessary and appropriate action to protect the voting, dividend, conversion, liquidation and merger/consolidation/asset sale rights described above and will not avoid or seek to avoid the observance or performance of those rights by charter amendment, entry into an inconsistent agreement or reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution or issuance or sale of securities.

We have elected not to be governed by Section 203 of the DGCL regulating corporate takeovers which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with an “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition to or with the interested stockholder of 10% or more of the aggregate market value of either the consolidated assets or the outstanding stock of the corporation; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, our Series A Preferred and our Series B Preferred is BNY Mellon Shareowner Services. Its address is 480 Washington Boulevard, Jersey City, NJ 07310. Its website address is http://www.bnymellon.com/.

CAPITALIZATION

The following table describes capitalization as of September 30, 2009, on an actual basis and on a pro forma basis, as adjusted, to give effect to the sale of approximately 42,870,000 shares offered in the rights offering at the subscription price of $0.70 per share. Taking into consideration the standby purchase arrangements, the net proceeds from the rights offering is estimated to be approximately $29.1 million. This table should be read in conjunction with our consolidated audited and unaudited financial statements and the notes thereto. See “Incorporation By Reference.”

	As of September 30, 2009
	Actual	Pro forma as adjusted
	(Unaudited) (In thousands of US dollars, except share data)
Cash and cash equivalents	$8,382	$37,482

Total liabilities	$73,170	$73,170

Stockholders’ deficiency in assets:
Preferred stock, $.01 par value, 75,000,000 shares authorized, no shares issued or outstanding	$—	$—
Class A common stock, $.01 par value, 900,000,000 shares authorized, 212,870,587 shares issued and 154,748,396 shares outstanding, actual; 255,740,587 shares issued and 197,740,376 shares outstanding, as adjusted	2,129	2,558
Class B convertible common stock, $.01 par value, 150,000,000 shares authorized, 84,663,382 shares issued and 53,660,000 shares outstanding	847	847
Additional paid-in capital	2,755,355	2,784,026
Treasury stock, 58,122,191 shares of Class A common stock and 31,003,382 shares of Class B convertible common stock	(877,625)	(877,625)
Accumulated other comprehensive income (loss)	(6,438)	(6,438)
Deficit accumulated during the development stage	(1,913,474)	(1,913,474)

Total stockholders’ deficiency in assets	(39,206)	(10,106)

Total capitalization	$33,964	$63,064

DILUTION

Purchasers of our Class A common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of their shares of our Class A common stock. At September 30, 2009, we had a net tangible book value of approximately $33,964,000, or $0.22 per share of our Class A common stock held by continuing stockholders. After giving effect to the sale of approximately 42,870,000 shares of our Class A common stock in the rights offering and after deducting transaction and offering expenses, the pro forma net tangible book value at September 30, 2009 attributable to holders of our Class A common stock would have been $63,064,000, or $0.41 per share of our Class A common stock. The following table illustrates this per share dilution.

Subscription price		$0.70
Net tangible book value per share at September 30, 2009, before the rights offering	$0.22
Net increase in pro forma net tangible book value per share attributable to the rights offering	$0.19
Less pro forma net tangible book value per share after giving effect to the rights offering		$0.41
Dilution in pro forma net tangible book value per share to purchasers		$0.29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the potential beneficial ownership of our common stock (i) as of February 8, 2010, (ii) after giving effect to the rights offering assuming that none of our other stockholders elect to participate in the rights offering and ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian purchase their entire standby purchase obligations of $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively, or approximately 42,870,000 shares of Class A common stock in the aggregate, and (iii) after giving effect to the rights offering assuming that all of our stockholders elect to participate fully in the rights offering, by the following persons:

•	each of our directors;

•	each of our named executive officers;

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	the standby purchasers; and

•	all of our directors and executive officers as a group.

The columns entitled “Amount and Nature of Beneficial Ownership After Offering — Standby Only” and “Percent of Class After Offering — Standby Only” are based on an assumption that ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian purchase approximately 42,870,000 shares of Class A common stock in the aggregate and there are no other transactions by us involving our Class A common stock, and no options or warrants for our Class A common stock are exercised prior to the expiration of the rights offering; accordingly, there would be approximately 197,740,376 shares of Class A common stock outstanding.

The columns entitled “Amount and Nature of Beneficial Ownership After Offering — Full Exercise” and “Percent of Class After Offering — Full Exercise” are based on an assumption that each of our stockholders exercise their basic subscription rights in full and there are no other transactions by us involving our Class A common stock, and no options or warrants for our Class A common stock are exercised prior to the expiration of the rights offering; accordingly, there would be approximately 197,740,376 shares of Class A common stock outstanding.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

	Class A common stock						Class B common stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership After Offering – Standby Only	Percent of Class After Offering – Standby Only	Amount and Nature of Beneficial Ownership After Offering – Full Exercise	Percentage of Class After Offering – Full Exercise	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Five percent stockholders and Standby Purchasers:
Eagle River Satellite Holdings, LLC 2300 Carillon Point, Kirkland, Washington 98033	69,522,885 (3)(4)(5)(11)	34.4%	94,165,743	38.4%	83,816,791	34.2%	44,360,000	82.7%

James D. Dondero, Highland Capital Management, L.P., and affiliates (7)	38,931,410 (8)	25.1%	51,074,268	25.8%	46,935,708	23.7%	—	—
Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, Texas 75240

CDR-Satco LLC	13,928,649 (6)	9.0%	13,928,649	7.0%	16,792,380	8.5%	—	—
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803

Mente, LLC 2365 Carillon Point, Kirkland, Washington 98033	9,300,000 (5)(9)(10)	5.7%	9,300,000	4.5%	11,212,080	5.4%	9,300,000	17.3%

Mariner LDC

Caspian Capital Partners, L.P.

Caspian Select Credit Master Fund, Ltd.

c/o Caspian Capital Partners, L.P.	4,215,005	2.7%	7,250,720	3.7%	5,081,611	2.6%	—	—
500 Mamaroneck Avenue Harrison, New York 10528

Knighthead Master Fund, L.P.	3,626,107	2.3%	6,661,822	3.4%	4,371,635	2.2%	—	—
c/o Knighthead Capital Management, L.L.C. 623 Fifth Avenue, 29th Floor New York, New York 10022

Directors and executive officers:
Benjamin G. Wolff	69,597,885 (2)(3)(4)(5)(11)	34.4%	94,240,743	38.5%	83,907,211	34.3%	44,360,000	82.7%
John L. Flynn	454,030 (11)	*	454,030 (11)	*	547,379	*	—	—
David Bagley	385,734 (11)	*	385,734 (11)	*	465,041	*	—	—
Robert S. Day, Jr.	631,542 (11)	*	631,542 (11)	*	761,388	*	—	—

Other directors:
Craig O. McCaw	69,717,885 (2)(3)(4)(5)(11)	34.4%	94,360,743	38.5%	84,051,883	34.3%	44,360,000	82.7%
Samuel L. Ginn	411,717 (11)	*	411,717 (11)	*	496,367	*	—	—
Nicolas Kauser	25,000	*	25,000	*	30,140	*	—	—
Barry L. Rowan	213,750 (11)	*	213,750 (11)	*	257,697	*	—	—
H. Brian Thompson	122,500 (11)	*	122,500 (11)	*	147,686	*	—	—
David Wasserman	0 (13)	*	0 (13)	*	0 (13)	*	—	—
All directors and executive officers as a group (10 persons)	141,560,043	34.8%	190,845,759	39.0%	170,664,792	34.6%	44,360,000	82.7%

*	Less than one percent of the outstanding Class A common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of February 8, 2010, the record date, the Company had 154,870,376 shares of Class A common stock and 53,660,000 shares of Class B common stock issued and outstanding.

(2)	Includes the shares beneficially owned by Eagle River Satellite Holdings, LLC. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of Eagle River Satellite Holdings, LLC. Mr. Wolff is the President of Eagle River Investments, LLC. Messrs. McCaw and Wolff have shared voting and investment power as to these shares.
(3)	Includes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.
(4)	Includes 3,000,000 shares of Class A common stock that Eagle River Investments, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012.
(5)	Holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock. For Eagle River Satellite Holdings, LLC and Mente, LLC, the common stock beneficially owned represents approximately 67.4% and 13.5%, respectively, of the combined voting power of both classes of our common stock.
(6)	CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”). Fund VI is the sole member of CDR-Satco LLC. Associates VI LP is the general partner of Fund VI. Associates VI, Inc. is the general partner of Associates VI LP. As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those shares. Associates VI, Inc. is managed by a board of directors comprised of over fifteen individuals, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. As a result, no person controls the voting and disposition of Associates VI, Inc. with respect to the shares shown as beneficially owned by CDR-Satco LLC. Does not include 195,000 options to purchase shares of Class A common stock exercisable within 60 days issued to Clayton, Dubilier & Rice, LLC, as assignee of compensation to Mr. Wasserman. Each of CDR-Satco LLC, Fund VI, Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those options.
(7)	Consists of the Highland Institutional Funds, the Highland Retail Funds and certain other accounts managed by Highland Capital Management, L.P. that also own shares of Class A common stock.
(8)	Based on information provided by Highland Capital Management, L.P. (“Highland Capital”) to the Company. Includes 38,931,410 shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero, (including through family trusts); Highland Credit Strategies Fund (“Credit Strategies Fund”); Highland Long/Short Equity Fund (formerly known as Highland Equity Opportunities Fund)(“Equity Fund”); Highland Crusader Fund, L.P. (“Crusader”); Highland Credit Opportunities Fund, Ltd. (“Credit Opportunities”); Highland Credit Strategies Fund, L.P. (“Credit Strategies L.P.”); Highland Equity Focus Fund, L.P. (“Equity Focus”); Highland Special Situations Fund (“Special Situations”); Highland Select Equity Fund, L.P. (“Select Equity”); various CLOs including ML CBO IV, Ltd., PAM Capital Funding, L.P., and Pamco Cayman, Ltd., (together, the “CLOs”); Highland Capital Management Services, Inc. (“HCM Services”); and Highland Capital. Mr. Dondero may be deemed to be an indirect beneficial owner of shares of Class A common stock beneficially owned and/or held by or for the account or benefit of (i) Credit Strategies Fund; (ii) Equity Fund; (iii) Crusader; (iv) Credit Opportunities; (v) Credit Strategies Fund, L.P. (vi) Equity Focus; (vii) Special Situations; (viii) Select Equity; (ix); the CLOs; (x) HCM Services; and (xi) Highland Capital. Highland Capital serves as an investment adviser and/or manager to other persons, including Credit Strategies Fund, Equity Fund, Crusader, Credit Opportunities, Credit Strategies Fund L.P., Equity Focus, Special Situations, Select Equity, and the CLOs. Highland Capital may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of other persons, including Credit Strategies Fund, Equity Fund, Crusader, Credit Opportunities, Credit Strategies Fund L.P., Equity Focus, Special Situations, Select Equity and the CLOs. Strand Advisors, Inc. (“Strand”) is the general partner of Highland Capital. Strand may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Highland Capital. Mr. Dondero is the President and a director of Strand. Mr. Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Strand. Mr. Dondero expressly disclaims beneficial ownership of shares of Class A common stock beneficially owned and/or held by or for the account or benefit of Credit Strategies Fund, Equity Fund, Crusader, Credit Opportunities, Credit Strategies Fund L.P., Equity Focus, Special Situations, Select Equity, the CLOs and Highland Capital, except to the extent of his pecuniary interest therein. Some accounts described in this note are standby purchasers and others are not.
(9)	William H. Gates III is the sole member of Mente, LLC. The business address for Mr. Gates is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.
(10)	Includes Class A common stock into which the Class B common stock held by Mente, LLC is convertible on a share-for-share basis at the discretion of Mente, LLC.
(11)	Includes beneficial ownership of Class A common stock that may be acquired within 60 days of the record date pursuant to the following options held by Mr. McCaw of 195,000, Mr. Rowan of 213,750, Mr. Thompson of 122,500, Mr. Ginn of 220,000, Mr. Wolff of 75,000, Mr. Flynn of 356,875, Mr. Bagley of 356,875, Mr. Day of 566,507 and Mr. Kauser of 25,000.
(12)	Includes 1,466,848 shares of Class A common stock held by Eagle River, Inc. Mr. McCaw is the sole shareholder of Eagle River, Inc. and Mr. Wolff is the President of Eagle River, Inc.
(13)	Does not include 13,928,649 shares of Class A common stock held by CDR-Satco LLC or 195,000 options to purchase shares of Class A common stock exercisable within 60 days issued to Clayton, Dubilier & Rice, LLC as assignee of compensation to Mr. Wasserman. Mr. Wasserman disclaims beneficial ownership of the shares held by CDR-Satco LLC and the options to purchase shares held by Clayton, Dubilier & Rice, LLC.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to the holders of our Class A common stock and Class B common stock as of February 8, 2010, the record date, non-transferable subscription rights to purchase shares of our Class A common stock. Each share of Class A common stock and Class B common stock will entitle the holder thereof to receive one subscription right, and each subscription right will entitle the holder to purchase 0.2056 of a share of our Class A common stock at a subscription price of $0.70 per share. The subscription rights will entitle holders of our Class A common stock and Class B common stock to purchase approximately 42,870,000 shares of our Class A common stock for an aggregate purchase price of approximately $30 million.

Each eligible holder of our Class A common stock and Class B common stock will receive one subscription right for each share of Class A common stock and Class B common stock owned by such holder as of 5:00 p.m., New York City time, on February 8, 2010, the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase 0.2056 of a share of our Class A common stock for each subscription right you receive, upon delivery of the required documents and payment of the subscription price of $0.70 per share, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege.

Fractional shares of Class A common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly.

Over-Subscription Privilege

If you purchase all of the shares of our Class A common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase up to your pro rata portion of the shares of our Class A common stock that are not purchased by our other stockholders through the exercise of their respective basic subscription privileges. If sufficient shares of Class A common stock are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of shares of Class A common stock available, we will allocate the available shares of Class A common stock pro rata among each stockholder exercising the over-subscription privilege in proportion to the number of shares of Class A common stock and Class B common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of shares of Class A common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares of Class A common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of Class A common stock have been allocated or all over-subscription requests have been satisfied. We will honor first the basic subscription privileges and over-subscription privileges of stockholders as of the record date, including the basic subscription privileges and over-subscription privileges of standby purchasers who are stockholders as of the record date, before purchases are made pursuant to the standby purchase arrangements.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your exercise of your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our Class A common stock that may be available to you (i.e., for the maximum number of shares of Class A common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you).

We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of shares of our Class A common stock are available following the exercise of subscription rights under the basic subscription privileges.

•

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you promptly, without interest or penalty.

•

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional Shares

We will not issue fractional shares. Fractional shares of Class A common stock resulting from the exercise of the basic subscription privilege or the over-subscription privilege will be eliminated by rounding up to the nearest whole share, with the total subscription payment being adjusted accordingly.

Delivery of Shares of Class A Common Stock Acquired in the Rights Offering

If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate evidencing the new shares of Class A common stock purchased as soon as practicable after the completion of the rights offering. One stock certificate will be generated for each rights certificate processed. Until your stock certificate is received, you may not be able to sell the shares of Class A common stock acquired in the rights offering. If, as of the record date, your shares were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive a stock certificate for your new shares. Instead, your custodian bank, broker, dealer or other nominee will be credited with the shares of Class A common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.

Reasons for the Rights Offering

Prior to approving the rights offering, our board of directors carefully considered the challenging current market conditions and the potential lack of other financing opportunities in the near term, as well as the dilution of the ownership percentage of the current holders of our Class A common stock that may be caused by the rights offering.

After weighing the factors discussed above and the effect of the approximately $30 million in additional capital, before expenses, that may be generated by the sale of shares of Class A common stock pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of the Company. As described in the section of this prospectus supplement entitled “Use of Proceeds,” the proceeds from the rights offering, less fees and expenses incurred in connection with the rights offering, will be used for ongoing operational expenses. Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Standby Purchase Commitments

In connection with the rights offering, we entered into a standby purchase agreement with each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian pursuant to which they each have agreed to acquire from us, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to the exercise of their basic subscription privileges or over-subscription privileges, subject to maximum total commitments of $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively.

The standby purchase agreements that we entered into with each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian are subject to various closing conditions, including but not limited to, the truth and accuracy of the representations and warranties made by us and each of the standby purchasers, consummation of the rights offering, no judgment, injunction, decree or other legal restraint prohibiting the consummation of the rights offering or the transactions contemplated by the respective standby purchase agreement, no stop order on the registration statement pursuant to which the Class A common stock to be issued upon exercise of the rights will be registered, no suspension of trading in our Class A common stock or trading in securities generally, and no banking moratorium. In addition, pursuant to the standby purchase agreements, we are not permitted to materially amend, terminate or waive any material conditions to the closing of the rights offering without the prior written consent of the standby purchasers. The maximum offering period for the rights offering shall not exceed two months without the prior written consent of ERP, the Highland Institutional Funds and the Highland Retail Funds. Furthermore, the standby purchasers may terminate their respective standby purchase agreements if the purchase of the Class A common stock pursuant to the agreements does not occur by April 1, 2010.

The securities purchased by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian will be purchased in a private placement. However, we agreed to provide customary registration rights to ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian in the standby purchase agreements and we will use our best efforts to have the resale prospectus supplement relating to the resale from time to time of the shares underlying the rights subscribed to by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian filed with the SEC within 60 days of the purchase of the Class A common stock in the rights offering pursuant to the standby purchase arrangements.

As of February 8, 2010, each of ERP, the Highland Group, Knighthead and Caspian beneficially owned approximately 34.4%, 25.1%, 2.3% and 2.7%, respectively, of our outstanding Class A common stock, and ERSH beneficially owned approximately 82.7% of our outstanding Class B common stock. As of February 8, 2010, each of ERP, the Highland Group, Knighthead and Caspian had aggregate voting power of approximately 67.4%, 5.6%, 0.5% and 0.6%, respectively. The number of shares that will be purchased by ERP, the Highland Group, Knighthead and Caspian in connection with the rights offering can only be determined upon the completion thereof. If no stockholders other than ERP, the Highland Group, Knighthead and Caspian exercise any of their subscription rights, and if ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian each purchase their maximum total commitments of $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively, pursuant to their obligations as set forth in the standby purchase agreements, ERP, the Highland Group, Knighthead and Caspian’s ownership will be approximately 38.4%, 25.8%, 3.4% and 3.7%, respectively, of our outstanding Class A common stock after the rights offering. If ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian purchase their maximum total commitment of $30 million, ERP, the Highland Group, Knighthead and Caspian will substantially increase their equity ownership of the Company.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable, even in the event our board of directors extends the rights offering, and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates evidencing your shares of our Class A common stock and Class B common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the rights certificate delivered to you. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “Subscription Agent,” prior to the expiration of the rights offering.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Class A common stock and Class B common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our Class A common stock and Class B common stock that you owned at the record date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our Class A common stock in the rights offering.

If your shares of our Class A common stock and Class B common stock are held in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., New York City time, on March 9, 2010, the expiration date we have established for the rights offering.

Payment Method for Registered Holders

As described in the instructions accompanying the subscription rights certificate, payments must be made in full in United States currency, in immediately available funds, by certified or cashier’s check or bank draft payable to BNY Mellon Shareowner Services (acting on behalf of the Bank of New York Mellon, N.A.), as subscription agent, f/b/o ICO Global Communications (Holdings) Limited, drawn upon a United States bank.

Personal checks are not accepted. Payment received after the expiration of the rights offering may not be honored, and the subscription agent will return your payment to you promptly, without interest or penalty.

You should read and follow the delivery and payment instructions accompanying the subscription rights certificate. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of Class A common stock, any excess subscription payment received by the subscription agent will be returned to you promptly, without interest or penalty.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York City time, on March 9, 2010, which is the expiration date of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of Class A common stock to you if the subscription agent receives your rights certificate or subscription payment after that time, regardless of when the rights certificate and subscription payment were sent by you. Our board of directors has the option to extend the rights offering and the period for exercising your subscription rights, although it does not presently intend to do so. Subject to the limitations set forth in the standby purchase agreements, our board of directors may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent prior to the expiration date of the rights offering. If our board of directors elects to extend the expiration date of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after such determination. Subject to the limitations set forth in the standby purchase agreements, we reserve the right to amend or modify the terms of the rights offering. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

Subscription Price

Our board of directors determined the subscription price after considering, among other things, the likely cost of obtaining capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our Class A common stock, our need for liquidity and capital, discussions with the standby purchasers, the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis and the desire to encourage our stockholders to participate in the rights offering on as close to a pro rata basis as possible to preserve the same equity percentages of our stockholders immediately following the close of the rights offering to avoid an inadvertent “ownership change” for purposes of Section 382 of the Internal Revenue Code. The subscription price of $0.70 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flow, losses, financial condition, net worth or any other established criteria used to value securities and may or may not be considered the fair value of the Class A common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our Class A common stock will trade at or above the subscription price.

We cannot assure you that the market price of our Class A common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell Class A common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our Class A common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration date of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

The subscription agent for this rights offering is BNY Mellon Shareowner Services. The address to which subscription documents, rights certificates, subscription documents, and subscription payments other than wire transfers, should be mailed or delivered is:

If Delivering by Hand: BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Department — 27th Floor Jersey City, NJ 07310	By Overnight Courier or By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on March 9, 2010. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus supplement, we may not honor the exercise of your subscription rights.

Fees and Expenses

We will pay a fee of $500,000 to Jefferies & Company, Inc. for its financial advisory services in connection with the rights offering and other matters. We will pay the fees and expenses incurred by the subscription agent relating to the rights offering. In addition to our legal expenses, we will pay the fees and expenses of the standby purchasers incurred in connection with the rights offering, the preparation and finalization of the agreements relating to their standby purchase arrangements, and the registration for resale of their shares of Class A common stock purchased in the rights offering, up to a cap of $25,000 for ERP, a cap of $25,000 in the aggregate for the Highland Institutional Funds and the Highland Retail Funds, and a cap of $12,500 for each of Knighthead and Caspian.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our Class A common stock or Class B common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions that we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of shares of Class A common stock subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Beneficial Owners

If you do not hold certificates for shares of our Class A common stock and Class B common stock, you are a beneficial owner of shares of our Class A common stock and Class B common stock. Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.

You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding the rights offering, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m., New York City time, on March 9, 2010.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for shares of our Class A common stock and Class B common stock and received a rights certificate, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transaction for you.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. If you transfer your shares of Class A common stock or Class B common stock after the record date, the transferee will not receive the subscription rights with the receipt of the Class A common stock or Class B common stock. You will retain the subscription rights and have the ability to exercise them to purchase the applicable shares of Class A common stock. The subscription rights will not be listed for trading on The NASDAQ Global Market or any other stock exchange or market or on the OTC Bulletin Board. We expect that the shares of Class A common stock issuable upon exercise of the subscription rights will be listed on The NASDAQ Global Market under the ticker symbol “ICOG.”

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering, in our sole and absolute discretion. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even in the event our board of directors extends the rights offering, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our Class A common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received from you by the subscription agent will be returned to you promptly, without interest or penalty.

Stockholder Rights

You will have no rights as a holder of shares of our Class A common stock you purchase in the rights offering, if any, until certificates representing shares of our Class A common stock are issued to you or until your account at your record holder is credited with shares of Class A common stock purchased in the rights offering.

Foreign Stockholders

We will not mail this prospectus supplement or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., New York City time, on March 2, 2010, which is at least five (5) business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even in the event our board of directors extends the rights offering, or even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of Class A common stock at the subscription price.

Material United States Federal Income Tax Consequences

For United States federal income tax purposes, you will not recognize income or loss upon receipt or exercise of subscription rights. For a more detailed discussion, see “Material United States Federal Income Tax Consequences.”

Listing

We expect that the shares of Class A common stock that we will issue upon exercise of the subscription rights will be listed for trading on The NASDAQ Global Market under the symbol “ICOG” and we have applied for listing of the shares of Class A common stock issued in the rights offering.

Outstanding Shares of Class A Common Stock after the Rights Offering

As of February 8, 2010, 154,870,376 shares of our Class A common stock were issued and outstanding. Assuming no other transactions by us involving our Class A common stock, and no options or warrants for our Class A common stock are exercised prior to the expiration of the rights offering, then approximately 197,740,376 shares of our Class A common stock will be issued and outstanding after the closing of the rights offering. As a result of the rights offering, the ownership interests and voting interests of any existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

Medallion Guarantee May Be Required

At our discretion, your signature on each subscription rights certificate may be required to be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of FINRA (formerly the NASD), or a commercial bank or trust company having an office or correspondent in the U.S., subject to standards and procedures adopted by the subscription agent, unless:

•	Your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	You are an eligible institution.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences of receiving and exercising the subscription rights acquired through the rights offering and owning and disposing of the shares of Class A common stock received upon exercise of the subscription rights. The following discussion is not exhaustive of all possible tax considerations that could be relevant to particular U.S. Holders (as defined below) in light of their particular circumstances. This discussion is the opinion of Morrison & Foerster LLP, counsel to the Company, as to the material United States federal income tax consequences of receiving and exercising the subscription rights, and is based upon the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated under the Code by the U.S. Treasury Department, or the Treasury, (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary does not purport to discuss all aspects of United States federal income taxation that may be important to a particular holder in light of its tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding subscription rights or shares of common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary does not address the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to you if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. Holder.

You should consult your own tax advisor concerning the United States federal income tax consequences to you of receiving and exercising the subscription rights and of owning and disposing of the shares of Class A common stock, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in United States federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of the subscription rights or shares of Class A common stock received upon exercise of the subscription rights that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for United States federal income tax purposes receives the subscription rights or holds the shares of Class A common stock received upon exercise of the subscription rights, the United States federal income tax treatment of a partner will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership receiving the subscription rights or holding the shares of Class A common stock received upon exercise of the subscription rights should consult its own tax advisor regarding the United States federal income tax consequences to the partner of receiving, exercising and disposing of subscription rights and acquiring, holding or disposing of the shares of Class A common stock.

Taxation of Subscription Rights

Receipt of Subscription Rights. Your receipt of subscription rights pursuant to the rights offering will be treated as a nontaxable distribution with respect to your existing shares of Class A common stock and Class B common stock for United States federal income tax purposes. The discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of Class A common stock and Class B common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for United States federal income tax purposes, unless you elect to allocate your basis in your existing shares of Class A common stock and Class B common stock between your existing shares of Class A common stock and Class B common stock and the subscription rights in proportion to the relative fair market values of the existing shares of Class A common stock and Class B common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of Class A common stock and Class B common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of Class A common stock and Class B common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of Class A common stock and Class B common stock between your existing shares of Class A common stock and Class B common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

Exercise of Subscription Rights. You will not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of Class A common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of Class A common stock acquired when you exercise your subscription rights should begin on the date of exercise.

Not Exercising Subscription Rights. If you do not exercise your subscription rights, you will not recognize any gain or loss for United States federal income tax purposes and you should re-allocate any portion of the tax basis in your existing shares of Class A common stock and Class B common stock previously allocated to the subscription right not exercised to the existing shares of Class A common stock and Class B common stock.

Taxation of Shares of Class A Common Stock

Distributions. Distributions with respect to shares of Class A common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of Class A common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of Class A common stock.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by individual U.S. holders in respect of the shares of Class A common stock in taxable years beginning before January 1, 2011 are taxed at preferential rates. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the shares of Class A common stock constituting dividend income paid to holders that are domestic corporations will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

Dispositions. If you sell or otherwise dispose of the shares of Class A common stock, you will recognize capital gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the shares of Class A common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of Class A common stock is more than one year. Long-term capital gain of an individual U.S. holder that is recognized in taxable years beginning before January 1, 2011 is taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

For non-corporate U.S. holders, information reporting requirements, on IRS Form 1099, will apply to the payment of dividends on the shares of Class A common stock and the payment of the proceeds from the sale or redemption of shares of Class A common stock.

Additionally, backup withholding will apply to such payments if a non-corporate U.S. holder fails to provide an accurate taxpayer identification number, is notified by the IRS that it has failed to report all dividends required to be shown on its United States federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

You may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY

Trading Prices

Our Class A common stock began trading on The NASDAQ Global Market on September 13, 2006 under the symbol “ICOG.” The following table sets forth, for the periods indicated, the high and low sales prices for our Class A common stock, as reported on The NASDAQ Global Market for the years 2008 and 2009.

	Price Range
	High	Low
2009
First Quarter	$1.70	$0.20
Second Quarter	$0.95	$0.34
Third Quarter	$1.74	$0.44
Fourth Quarter	$1.45	$0.62

	Price Range
	High	Low
2008
First Quarter	$3.32	$1.96
Second Quarter	$4.83	$2.89
Third Quarter	$4.05	$1.08
Fourth Quarter	$3.74	$0.12

Dividend Policy

We have not paid any dividends since our inception and do not expect or intend to pay dividends on our Class A common stock in the foreseeable future. Our board of directors may, at its discretion, modify or repeal our dividend policy. Future dividends, if any, with respect to shares of our Class A common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors deems relevant.

PLAN OF DISTRIBUTION

On or about February 17, 2010, we will distribute the subscription rights, subscription rights certificates, and copies of this prospectus supplement to individuals who owned shares of our Class A common stock and Class B common stock at 5:00 p.m., New York City time, on February 8, 2010, the record date for the rights offering. If you wish to exercise your subscription rights and purchase shares of Class A common stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent, BNY Mellon Shareowner Services, at the following address:

If Delivering by Hand: BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Department — 27th Floor Jersey City, NJ 07310	By Overnight Courier or By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606

See further the section of this prospectus supplement entitled “The Rights Offering.” If you have any questions, you should contact BNY Mellon Shareowner Services, the subscription agent for the rights offering, at (866) 289-2089.

We are offering shares of our Class A common stock directly to you pursuant to the rights offering. Our directors and executive officers may participate in the solicitation of the exercise of subscription rights for the purchase of our Class A common stock. These persons will be reimbursed only for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other trained employees of the Company may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. None of our officers, directors or employees will be compensated in connection with their participation in the rights offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of our Class A common stock.

In connection with the rights offering, we have entered into a standby purchase agreement with each of ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian pursuant to which they each have agreed to acquire from us in a private placement, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not subscribed for by our other stockholders pursuant to the exercise of their basic subscription or over-subscription privileges. The maximum commitment accepted by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian is $17.25 million, $7.977 million, $0.523 million, $2.125 million and $2.125 million, respectively. ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian’s commitments are subject to certain conditions. See “The Rights Offering — Standby Purchase Commitments” for further information about the standby purchase arrangements.

This is not an underwritten offering. We also have not engaged any dealer-manager or any broker-dealer to engage in solicitation of the exercise of rights. However, Jefferies & Company, Inc. has provided financial advisory services to us in connection with the rights offering and other matters. We have agreed to pay Jefferies & Company, Inc. a fee of $500,000 for its services. We have also agreed to indemnify Jefferies & Company, Inc. for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. Our agreement with Jefferies & Company, Inc. also provides that Jefferies & Company, Inc. will not be subject to any liability to us in rendering the services contemplated by such agreement except for any act of gross negligence or willful misconduct.

Other than as described in this prospectus supplement, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Class A common stock underlying the rights.

The standby purchasers are not broker-dealers with respect to the rights offering. Any purchase of shares of our Class A common stock by the standby purchasers will be made in a private placement. We are not aware that the standby purchasers have any arrangement or understanding with any other persons regarding the distribution of such shares. However, we agreed to provide customary registration rights to ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian in the standby purchase agreements and we will use our best efforts to have the resale prospectus supplement relating to the resale from time to time of the shares underlying the rights subscribed to by ERP, the Highland Institutional Funds, the Highland Retail Funds, Knighthead and Caspian filed with the SEC within 60 days of the purchase of the Class  A common stock in the rights offering pursuant to the standby purchase arrangements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.

Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

We maintain an Internet site at www.ico.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

Any questions regarding the ICO Global Communications (Holdings) Limited rights offering or requests for additional copies of documents may be directed to BNY Mellon Shareowner Services at (866) 289-2089 (toll free) Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., New York City time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33008):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2009;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 11, 2009, August 17, 2009 and November 9, 2009, respectively;

•

our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 6, 2009, January 7, 2009, January 16, 2009, February 6, 2009, March 2, 2009, April 7, 2009, May 4, 2009, May 15, 2009, May 18, 2009, June 25, 2009, July 1, 2009, August 26, 2009, September 18, 2009, December 8, 2009, January 4, 2010, February 1, 2010 and February 4, 2010;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 8, 2006 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•

the description of our Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 1, 2010 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities under this prospectus supplement or we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Copies of all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement are available at no cost on our website, www.ico.com. In addition, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, telephone: (703) 964-1400 or by email to investor@ico.com.

You should rely only on the information in this prospectus supplement, the underlying prospectus, and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus supplement, the underlying prospectus, or any incorporated document is accurate as of any date other than the date of the document.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Certificate of Incorporation and Bylaws

Under our certificate of incorporation, and in accordance with Section 145 of the DGCL, we will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of the Company) by reason of the fact that such person is or was a director of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such action was unlawful.

Our certificate of incorporation provides that we will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that such person agrees to reimburse us if it is ultimately determined that such person is not entitled to indemnification. Our certificate of incorporation also provides that we may, in our sole discretion, indemnify any person who is or was one of our employees and agents or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, we may purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person’s status as such whether or not we would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL.

In addition, we have entered into indemnification agreements with certain of our officers, directors and key employees.

Liability Insurance

Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us with coverage up to $50 million, insuring such persons against various liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters in connection with the offering of securities made by this prospectus supplement will be passed upon for us by Morrison & Foerster LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the period from February 9, 2000 (date of inception) to December 31, 2002 (not separately presented) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 3, 2008

PROSPECTUS

$400,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

7,574,416 shares of Class A common stock

Offered by

the Selling Stockholders

From time to time, we or the selling stockholders identified in a supplement to this prospectus may offer up to an aggregate of $400,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, or Class A common stock, preferred stock or debt securities upon the exercise of warrants. In addition, from time to time, the selling stockholders identified in a supplement to this prospectus may separately sell up to an aggregate of 7,574,416 shares of our Class A common stock held by them.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

Our Class A common stock is traded on the NASDAQ Global Market under the symbol “ICOG.” On July 1, 2008, the last reported sale price of our Class A common stock on the NASDAQ Global Market was $3.32.

Investing in our securities involves risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 and under similar headings and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us or by the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and any supplements to this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, and the selling stockholders may offer shares of our Class A common stock, in one or more offerings, up to a total dollar amount of $400,000,000. In addition, the selling stockholders separately may sell up to an aggregate of 7,574,416 shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer a type or series of securities under this prospectus, or the selling stockholders sell Class A common stock, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement, and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any

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applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us. We also register certain trademarks, service marks and trade names in countries outside of the United States. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “ICO,” the “Company,” “we,” “our” and “us” refer to ICO Global Communications (Holdings) Limited and its subsidiaries and, where the context indicates, its predecessor corporation.

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THE COMPANY

ICO Global Communications (Holdings) Limited is a next-generation mobile satellite service (“MSS”) operator. Through our majority owned subsidiary, ICO North America, Inc., along with its subsidiaries (“ICO North America”), we are authorized through the U.S. Federal Communications Commission (“FCC”) to offer MSS services throughout the United States using a geosynchronous earth orbit (“GEO”) satellite. We have applied to the FCC for authorization to integrate an ancillary terrestrial component (“ATC”) into our MSS system (“MSS/ATC System”) in order to provide integrated satellite and terrestrial services. Unlike satellite-only MSS systems, which have historically appealed to a niche market, we believe that integrated MSS/ATC services may be more likely to appeal to a mass market of consumers and businesses. At the present time, we are focusing most of our resources on developing our U.S. MSS/ATC System. We have also coordinated the spectrum to enable the operation of a medium earth orbit (“MEO”) satellite system globally in compliance with regulations promulgated by the United Kingdom and by the International Telecommunication Union (“ITU”), an international organization within the United Nations system. In 2007, ICO North America began to develop its ICO Mobile Interactive Media (“ICO mim™”) service for use on our MSS/ATC System. ICO mim is intended as an interactive suite of services including mobile video, navigation, and roadside assistance. ICO mim is being developed in conjunction with several telecommunications vendors, and an alpha trial of the service is planned for the second half of 2008. During the alpha trial, ICO intends to offer 6-10 channels of mobile video, interactive navigation, and satellite text messaging and voice services.

In August 2005, ICO North America issued $650 million aggregate principal amount of convertible notes due on August 15, 2009 (“2009 Notes”) to fund the development of our MSS/ATC System. In March 2008, ICO North America obtained a $40 million working capital facility (“2009 Credit Facility”), which is collateralized by a first priority lien on substantially all of the assets of ICO North America.

We have met the FCC milestones necessary to maintain authorization to use our assigned MSS spectrum in the United States. On April 14, 2008, we launched ICO Gl, and subsequently, we certified to the FCC that we had satisfied our launch milestone. On May 9, 2008, we certified to the FCC that our MSS system is operational, satisfying our final milestone. On May 30, 2008, we received our 2 GHz license and were granted our spectrum selection in the 2 GHz band.

We are a Delaware corporation and were incorporated on March 17, 2000. Our principal executive office is located at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, and our telephone number is (703) 964-1400. Our website address is www.ico.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. The following are risk factors that could affect our business, financial results and results of operations. These risk factors should be considered in connection with evaluating the forward-looking statements and information contained or incorporated by reference in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements. Before you buy our securities, you should know that making such an investment involves a high degree of risk, including the risks described below. The risks that we have highlighted here and in any prospectus supplement are not the only ones that we face. If any of the risks actually occur, our business, financial condition, results of operations or cash flows could be negatively affected. In that case, the trading price or value of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have no significant operations, revenues or operating cash flow and will need additional liquidity to fund our operations and fully fund all necessary capital expenditures.

We were restructured in a bankruptcy in 2000, and to date, have had no significant operations or revenues and do not generate any cash from operations. With the exception of 2005 when we recognized net income due to gains recognized on certain contract settlements, we have incurred net losses since our inception. We expect to have losses for the foreseeable future. We continue to incur expenses, which must be funded out of cash reserves or the proceeds, if any, of future financings.

The implementation of our business plan, including the construction and launch of a satellite system and the necessary terrestrial components of the MSS/ATC System, will require significant funding. It is unclear when, or if, we will be able to generate sufficient cash from operations to cover our expenses and fund capital expenditures beyond those required to complete the MSS portion of the MSS/ATC System. Our current assets will not be sufficient to fund our expenses through deployment of the integrated MSS/ATC System and commencement of revenue-generating operations. We would need substantial additional capital if we determine to develop the necessary ATC ground infrastructure alone, rather than with strategic partners. We expect that the additional funding needed for the type and scope of ATC service we would pursue without strategic partners would range from approximately $300 million to $800 million, depending on the business or consumer market we choose to serve, the type and extent of ATC infrastructure necessary to serve such market and the geographic scope of our service area. Moreover, the indenture governing the 2009 Notes restricts our ability to incur additional indebtedness and to sell, lease, transfer or encumber any of our assets. There is a risk that we will not be able to obtain the additional funding required in the amounts or at the time the funds are required. If we are unable to obtain a partner or sufficient funds, we will not be able to pursue the ATC portion of our planned MSS/ATC System or any business plan requiring an ATC System.

We hold investments in Auction Rate Securities (“ARS”) that may not be immediately convertible into cash which could impact the funding of future operations.

In early 2008, we used the proceeds from the sale and maturity of certain of our investments and cash and cash equivalents to purchase approximately $98 million of student loan backed ARS consisting of variable rate bonds, with maturities ranging from 24 to 39 years, for which the interest rates are reset through a dutch auction each month. These monthly auctions have historically provided a liquid market for these ARS. Our ARS, which were purchased in accordance with our investment policy, are AAA/Aaa rated and are collateralized by student loans. At March 31, 2008, on a weighted average basis, approximately 93% of the underlying student loan collateral was issued under the Federal Family Education Loan Program (“FFELP”). Student loans issued under the FFELP are currently 97% insured by the U.S. Department of Education. As a result of the impact of the current conditions in the global financial markets, the ARS we purchased in 2008 have experienced multiple failed auctions as the amount of securities submitted for sale has exceeded the amount of purchase orders. Therefore, cash from the sale of these ARS, which we anticipated would be available during 2008, may not be available in 2008 to sufficiently fund our operating activities. To the extent our ARS do not become liquid, or we do not secure funding beyond the working capital facility described below, we plan to significantly reduce our operating and development expenditures, which would include, among others, capital expenditures for the terrestrial network development of our MSS/ATC System, related personnel and vendor support, and other overhead.

We may not be successful in implementing our business plan and this failure would have a material effect on our financial condition and ability to generate revenues from operations and realize earnings.

Our business plan contemplates building an MSS/ATC System serving all 50 states in the United States, as well as Puerto Rico and the U.S. Virgin Islands. Neither we nor any other company in the past has offered service over such an integrated satellite and ATC network. We may be unable to develop such a network in the timetable or within the total costs projected, or we may be unsuccessful at selling the services provided by such a network. We are substantially dependent on certain third party suppliers to develop and deliver the components of our planned MSS/ATC System in working condition, and there are no readily available substitutes for these suppliers. We presently have limited operations other than development of our MSS/ATC System and delays in the delivery of certain components of our MSS/ATC System will be harmful to the implementation of our business plan and, as a consequence, our financial condition and ability to commence revenue-generating operations and realize earnings.

There are significant risks associated with operating our G1 satellite.

Our business plan contemplates operating one GEO satellite, exposing us to risks inherent in satellite operations. Satellites generally are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies, which can occur as a result of various factors, such as satellite manufacturers’ errors, problems with the power or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space. We suffered a launch failure with one of our MEO satellites, and another satellite in the MEO satellite system that was successfully launched experienced an anomaly in orbit that delayed functionality for several months. In addition, our GEO satellite systems will utilize ground-based beam forming (“GBBF”), a new technology that has not been implemented in a satellite system previously.

While we have obtained insurance for the on-going operations of our GEO satellite, such insurance does not fully cover all losses we may experience. We may face delay and/or financial loss in the case of a disruption in the GEO satellite’s operation. We may not be able to obtain insurance to cover all the possible sources of failures or other amounts of loss. We do not expect to insure against business interruption, lost revenues or delay of revenues. Also, our insurance contains certain customary exclusions and material change limitations that would limit our coverage.

An operational failure of the satellite may also endanger our FCC authorization to provide MSS using the 2 GHz spectrum in the event that satellite services cannot be promptly or fully initiated or restored. The loss of our MSS authorization would eliminate the value of our spectrum assignment and ability to generate revenues from commercial MSS/ATC System operations, which would have a material adverse effect on our financial condition and cash flows.

There are significant technological risks associated with development of our MSS/ATC System.

The successful development of our MSS/ATC System will require us, through our subsidiaries and together with our suppliers and partners, to develop several new systems. These include the integrated MSS and ATC systems, dual direction GBBF for communications between the satellite and terrestrial equipment, and the development of mass-market dual mode devices that will meet the FCC’s requirements. These devices are currently being developed. Although GBBF has been used for satellites before, to the best of our knowledge, it has never been implemented in both directions to the extent planned for the GEO satellite. Also, the GEO satellite operates at lower signal strength than other satellites, increasing the challenge of developing a suitable dual mode device. Each of these developments represents unique challenges that may impact schedule and development cost. In addition, the end-user devices and the new network infrastructure may be at a cost disadvantage, due to lack of manufacturing scale. This may place us at a cost disadvantage with respect to other terrestrial carriers.

Other parties may have patents or pending patent applications related to integrated MSS/ATC System technology. Those parties may claim that our products or services infringe their intellectual property rights and bring suit against us for infringement of patent or other intellectual property rights. Although we believe that we do not (and we do not intend to), we may be found to infringe on or otherwise violate the intellectual property rights of others. If our products or services are found to infringe or otherwise violate the intellectual property rights of others, we may need to obtain licenses from those parties or design around such rights, increasing development costs and potentially making the system’s operation less efficient. We may not be able to obtain the necessary licenses on commercially reasonable terms, or at all, or to design around such rights. In addition, if a court finds that we infringe or otherwise violate the intellectual property rights of others, we could be required to pay substantial damages or be enjoined from making, using or selling the infringing product or technology. We could also be enjoined while an infringement suit was pending. Any such claim, suit or determination could have a material adverse effect on the operation of the MSS/ATC System, our competitive position, cash flows and our ability to generate revenues.

We will have to license hardware and software for our MSS/ATC System and products. There is a risk that the necessary licenses will not be available on acceptable commercial terms. Failure to obtain such licenses or other rights could have a material adverse effect on the operation of the MSS/ATC System, our ability to remain competitive and our ability generate revenues and cash flows from operations.

The success of our business plan may depend on our ability to form strategic partnerships to develop our MSS/ATC System under the constraints of various regulatory requirements.

Our business plan contemplates that we may form strategic partnerships with parties who are able to complement our satellite offerings and benefit from our satellite and/or terrestrial network components. We currently have no strategic partners for our MSS/ATC System, and we may be unable to form such partnerships on attractive terms. Further, such partnerships may be subject to various regulatory requirements on operation and ownership of satellite and terrestrial assets that may significantly impact the value to a third-party of entering into a strategic relationship with us. Failure to obtain a strategic partner would make it more difficult to meet our financing requirements and strategic objectives.

We face significant competition from companies that are larger or have greater resources.

We face significant competition from companies that are larger or have greater resources than us, and from companies that may introduce new technologies and new wireless spectrum. While we plan to be one of the first companies to offer integrated satellite and ATC-based terrestrial services, in parts of our business we will face competition from many well-established and well-financed competitors, including existing cellular/personal communications service operators who have large established customer bases. Many of these competitors have substantially greater access to capital and have significantly more operating experience than we do. Further, due to their larger size, many of these competitors enjoy economies of scale benefits that are not available to us.

We may also face competition from other MSS operators planning to offer MSS/ATC services. In addition, the FCC could make additional wireless spectrum available to new or existing competitors. For example, in 2006 the FCC auctioned 90 MHz of spectrum designated for advanced wireless services, which includes a variety of wireless services such as Third Generation, or 3G, mobile broadband and advanced terrestrial wireless services. In addition, the FCC recently auctioned 52 MHz of spectrum in the 700 MHz band and is currently considering rules to re-auction 10 more MHz in this band. The FCC has designated additional spectrum for advanced wireless services, but has not yet adopted licensing or service rules for that spectrum.

We may also face competition from the entry of new competitors or from companies with new technologies, and we cannot at this time project the impact that this would have on our business plan or our future results of operations.

We may be unable to protect the proprietary information and intellectual property rights that our operations and future growth will depend on.

The success of our business plan depends, in part, on our ability to develop or acquire technical know-how and remain current on new technological developments. As a result, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies and systems designs. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We rely on patents, trademarks, copyrights, trade secret laws and policies and procedures related to confidentiality to protect our technology, products and services. Some of our technology, products and services, however, are not covered by any of these protections.

We do not know whether any of our pending patent applications will be issued or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our intellectual property. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged, invalidated or circumvented. In addition, we do not know whether we will be successful in maintaining the rights to our granted trademarks and these trademark rights may be challenged. Moreover, patent and trademark applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. We could, therefore, incur substantial costs and diversion of resources in prosecuting patent and trademark infringement suits or otherwise protecting our intellectual property rights, which could have a material adverse effect on our financial condition, results of operations and cash flows, regardless of the final outcome. Despite our efforts to protect our proprietary rights, we may not be successful in doing so or that our competitors will not independently develop or patent technologies equivalent or superior to our technologies.

We also rely upon unpatented proprietary technology and other trade secrets. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our proprietary expertise and other trade secrets, these agreements may not be enforceable, and, even if they are legally enforceable, we may not have adequate remedies for breaches of such agreements. The failure of our patents or confidentiality agreements to protect our proprietary technology or trade secrets could have an adverse effect on our results of operations and cash flows.

We may be unable to determine when third parties are using our intellectual property rights without our authorization. The unremedied use of our intellectual property rights or the legitimate development or acquisition of intellectual property similar to ours by third parties could reduce or eliminate any competitive advantage we have as a result of our intellectual property, adversely affecting our financial condition and results of operations. If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of our resources and management’s attention, and there is a risk that we may not prevail in any such suits or proceedings.

The Internal Revenue Service (“IRS”) is reviewing the timing of our recognition of certain gains reported on the disposition of securities through a variable forward contract.

The IRS is currently considering whether a gain we reported in 2003 related to the sale of securities under a variable forward contract might be properly reported in a year prior to 2003. While the IRS has not proposed any changes to years prior to 2003 with respect to the reporting of this gain, if the IRS were to assert and sustain a position that the gain on the securities is properly reportable in a year prior to 2003, we will incur a tax liability ranging from $13 million to $138 million (including interest but excluding penalty), dependent upon which year the gain may be reportable. In August 2007, we extended the statute of limitations on the federal income tax return of ICO Global Limited (the subsidiary that held the variable forward contract in 2000) to September 2008.

We are engaged in litigation with The Boeing Company and Boeing Satellite Services International, Inc. and expect to incur material expenses in pursuing this litigation.

We are engaged in litigation with The Boeing Company and Boeing Satellite Services International, Inc. (“BSSI”) arising out of agreements for the development and launch of our MEO satellites. BSSI’s allegations are unproven and it has not specified the amount of monetary relief it is seeking. We have asserted cross claims that we believe are meritorious. From August 2004 through March 31, 2008, we have incurred approximately $14.5 million in pursuing this litigation and expect that we will continue to incur additional costs through the duration of this litigation. The trial began on June 16, 2008. Due to the uncertain nature of litigation and the many factors beyond our control, we could incur greater costs as the litigation proceeds.

We may be unable to deploy our terrestrial network in the appropriate timeframe and at an appropriate cost, which would have a material effect on our financial condition and ability to generate revenues from operations and realize earnings.

Our business plan contemplates the deployment of a terrestrial network in certain targeted markets, with planned expansion based upon customer needs. Tower sites or leases of space on tower sites and governmental authorizations in desirable areas may be costly and time consuming to obtain. Additionally, since the terrestrial component of our planned network will be attached to buildings, towers and other structures, natural disasters such as earthquakes, tornadoes, hurricanes or other natural catastrophic events, terrorism or vandalism could damage our network, interrupt our service and harm our business in the affected area. Temporary disruptions could damage our reputation, the demand for our services and adversely affect our financial condition and cash flows. If we are unable to obtain tower space, local zoning approvals or adequate telecommunications transport capacity to develop our network or if we are unable to repair or replace our towers in a timely fashion after a natural catastrophic event or protect our towers after a man-made disaster, the launch of our network will be delayed and, as a consequence, our financial condition and ability to commence revenue-generating operations and realize earnings may be adversely affected.

We are in the process of amending or terminating most of our MEO gateway agreements and may incur additional material expenses in terminating these agreements.

Certain of our subsidiaries have agreements with the operators of the gateways for our MEO satellite system. Three of these agreements have been terminated, but there has not been a settlement reached yet. We also have discontinued the funding of certain of the gateway agreements and may discontinue the funding of certain of our subsidiaries who are parties to the gateway agreements. We may incur costs associated with further terminations and the operators of the gateways may try to hold us liable for these agreements. As of March 31, 2008, we had an accrued liability of $50.8 million related to these unsettled agreements. If we are unable to settle the remaining agreements on favorable terms, payments will have a material adverse effect on our financial condition.

Our success depends on certain key management personnel, including certain personnel who have not yet been identified and whom we may not be able to hire.

Our future success depends largely on the expertise and reputation of our senior management team. We are seeking to add members to our senior management team, including a Chief Operating Officer. Although we believe we will be able to hire effective managers, we cannot be certain that we will be able to do so or that such individuals, if hired, will perform to our expectations. In addition, loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

Regulatory Risks

We are subject to significant U.S. and international governmental regulation.

Our ownership and operation of satellite and wireless communication systems is subject to regulation by the FCC, the ITU and U.K. Office of Communications (“Ofcom”). In general, laws, policies and regulations affecting the satellite and wireless communications industries are subject to change in response to industry developments, new technology or political considerations. Legislators or regulatory authorities in the United States, the United Kingdom and at the ITU are considering or may consider, or may in the future adopt, new laws, policies and regulations or changes to existing regulations regarding a variety of matters that could, directly or indirectly, affect our operations or increase the cost of providing services over our MSS/ATC System.

On May 30, 2008, the FCC acknowledged that ICO had met the final regulatory milestone relating to the construction, launch, and operation of MSS satellites, which constitutes the satellite system component of its integrated MSS/ATC network Authorizations to provide ATC-related services are predicated on compliance with various rules relating to the operation of the underlying MSS system. Failure to comply with relevant FCC rules, or with the terms of FCC authorizations granted to us to provide MSS or ATC services, could result in a cancellation of the MSS or ATC authorization, unless a waiver of the rules is obtained.

Ofcom submits and maintains ITU filings on our behalf, pursuant to our continuing compliance with U.K. due diligence requirements, which include obligations to proceed apace with our business plans and to comply with Ofcom and ITU requirements related to filings made and activities undertaken on our behalf. For example, in the event that Ofcom finds that ICO North America is not developing its satellite system consistent with Ofcom’s due diligence requirements, Ofcom may elect to permit a competitive U.K. filing for its orbital location or refuse to further support ITU filings made on its behalf for that system, resulting in cancellation of the ITU filings. If Ofcom were to permit the competitive U.K. system to deploy at the ICO North America orbital location, future operations of the MSS/ATC System may be significantly compromised as a result of difficulty of frequency coordination with the competing U.K. system. If Ofcom were to indicate that it was withdrawing support for ICO North America’s satellite system, it may have a material adverse effect on our ability to deploy the MSS/ATC System, generate revenues and remain competitive. We are subject to similar requirements with respect to the development of the MEO satellite system. In the event that Ofcom finds that our MEO satellite system is not developing consistent with Ofcom’s due diligence requirements, Ofcom may refuse to further support ITU filings made on our behalf for that system, resulting in cancellation of the ITU filings. U.K. law also imposes an indemnification requirement on us and ICO North America in the event its satellite causes damage to another satellite in flight.

The ITU regulates the use of radio frequency bands and orbital locations used by satellite networks to provide communications services. The use of spectrum and orbital resources by us and other satellite networks must be coordinated pursuant to the ITU’s Radio Regulations in order to avoid interference among the respective networks.

By June 1, 2012, our GEO satellite system is required under ITU rules to be brought into use and coordinated with those national administrations whose satellite systems have superior ITU rights. If the system is not brought into use by June 1, 2012, the ITU would automatically cancel the ITU filings for that system, which could have a material adverse effect on our ability to deploy the GEO satellite system. Further, if we fail to complete coordination with such administrations and systems prior to the launch of the system, the system may be prohibited under ITU rules from providing coverage to countries served by those satellite systems.

Increased competition for spectrum and orbital locations may make it difficult and costly for us to obtain or retain the right to use the spectrum and orbital resources required for our operations. In the future, we may not be able to coordinate our satellite operations successfully under international telecommunications regulations and may not be able to obtain or retain spectrum and orbital resources required to provide future services. If we lose U.S. or international regulatory authorizations for orbital locations or spectrum, or fail to coordinate our use of the spectrum successfully, we could lose the right to operate, which would have a material adverse effect on our business.

In order to maintain our U.K. authorization to operate our MEO satellite system, we may need to secure additional satellite contracts and funding.

We have in orbit one MEO satellite launched in June 2001, which currently provides data gathering services for an agency of the U.S. Government. In order to maintain the ability to operate the MEO satellite system in compliance with U.K. regulations, we must meet U.K. due diligence requirements, which include compliance with European Commission rules and may include compliance with Conference of European Posts and Telecommunications (“CEPT”) decisions as they are developed for the provision of MSS in the 2 GHz band. We have certified that the MEO satellite system has met seven of the eight milestones specified in the 1997 CEPT decisions that provisioned spectrum in Europe for 2 GHz MSS systems.

A new regulatory framework for Europe is currently being implemented, and there is considerable uncertainty as to how legacy systems, such as our MEO satellite system, will be treated under the new regulatory environment. In particular, the EC has approved a “proposal for a decision of the European Parliament and the Council on the selection and authorization of systems providing MSS (“Report”).” This Report lays down the regulatory process and framework including milestones and selection criteria for 2 GHz operators in Europe. The Report could impact our claims to 2 GHz spectrum. The Report does not expressly recognize ICO’s claims to spectrum in Europe, though it does allow the EC to take account of special circumstances, and ICO would be eligible to compete for 2 GHz spectrum on the same terms as other candidates. ICO and/or other operators may challenge the Report through appropriate legal procedures, and the outcome of any legal challenge is uncertain.

There is considerable uncertainty as to how legacy MEO satellite systems, such as ours, would be treated in any new regulatory environment in Europe. While we continue to have dialogue with the appropriate regulatory authorities, the fact that ICO has been unable to fully deploy its MEO constellation also continues to create regulatory uncertainty. We have received communications from Ofcom stating that it is “minded to” take action to attempt to cancel the ITU filing for coordination priority made on ICO’s behalf for our MEO system. Ofcom has requested any additional materials or arguments we would like to present, and we have provided additional information and arguments, and may pursue other legal action as we deem appropriate. Ofcom may nonetheless be minded to take action to remove their support for ITU filings made on ICO’s behalf for our MEO system. If Ofcom does not support us in international forums, and if we are unable to preserve our claim to priority and legacy rights, we will be entitled to pursue international S-band operations on the same terms as all other operators. Depending on the development of a MEO business plan and the associated costs (including the costs to comply with the final milestone or any new milestones imposed) and the evolution of the regulatory environment for S-band systems globally, particularly in Europe, as well as the success of discussions with potential partners who could provide the funding for the development of the MEO satellite system, we may or may not proceed with the development of our physical and regulatory MEO assets. If we lose our authorizations, this could have a material adverse effect on our ability to develop and operate the MEO satellite system. If we are unable to proceed with a MEO system because of the loss of these authorizations or for other reasons, this could have a material adverse effect on our business.

We have not yet obtained ATC authorization and, if we are not successful in receiving authorization, it could have a material adverse effect on our ability to deploy the integrated MSS/ATC System.

We have not yet obtained ATC authorization from the FCC, and it is possible that the FCC will not grant any such authorization request. We cannot commence commercial ATC service until the FCC grants our ATC application, which we filed in December 2007. The FCC’s rules impose certain “gating criteria” for ATC eligibility, including a requirement to have a spare satellite on the ground available one year after commencing ATC service. We also must apply for separate FCC authorizations to cover terrestrial facilities used to provide MSS/ATC services, including licenses and equipment certifications for the mobile handsets and other end-user equipment. If we are unsuccessful in receiving ATC authorization from the FCC, it could have a material adverse effect on our ability to deploy our strategy, generate revenues from the operation of the integrated MSS/ATC System and realize earnings.

Our use of the 2 GHz band is subject to successful relocation of incumbent users, and Sprint Nextel is seeking reimbursement of up to $100 million for relocation costs.

There are currently incumbent users operating services in certain portions of the 2 GHz band. Our operations in the 2 GHz band are subject to successful relocation of incumbent broadcast auxiliary service (“BAS”) users and other users in the uplink band. The FCC’s rules require new entrants to the 2 GHz band, including 2 GHz MSS licensees, to relocate incumbent BAS users. Sprint Nextel, a new entrant in the 2 GHz band, is required to relocate incumbent BAS users in the 2 GHz MSS uplink band.

On September 4, 2007, Sprint Nextel made a filing with the FCC stating that progress in relocating the BAS operations has been substantially delayed and requested (as modified by a subsequent filing) a 24 month extension of its clearing obligations—until August 2009. On March 5, 2008, the FCC ruled on this request, granting Sprint Nextel until March 2009, subject to a number of conditions and clarifications. Delays in making sufficient progress in the relocation effort could delay the alpha trial of the ICO mim service and the start of commercial MSS operations. Any such delay would negatively impact our ability to develop our ICO mim service, our revenues during the period of the delay and potentially delay the deployment of the integrated MSS/ATC System.

On June 26, 2008, Sprint Nextel filed an action against us in the U.S. District Court in the Eastern District of Virginia seeking a court order requiring us to reimburse Sprint Nextel for current and estimated future relocation costs up to $100 million. The FCC’s rules establish the circumstances under which Sprint Nextel may seek reimbursement of eligible clearing costs from MSS entrants such as ICO. We believe the FCC’s rules do not require payment under the existing circumstances, which have arisen because of Sprint Nextel’s failure to meet its clearing obligation, and intend to vigorously defend against Sprint Nextel’s claims. However, there is a risk that the court could reach a contrary conclusion or that the FCC could change the applicable rules. If we are required to reimburse Sprint Nextel, payments could have a material adverse effect on our financial condition, results of operations and cash flows.

New entrants to the 2 GHz band also must relocate microwave incumbent users in the 2 GHz MSS downlink band or reimburse other parties for their costs of relocating those incumbent users. We may not be successful in clearing all of the necessary microwave incumbents in a timely manner, and any such clearing delay may impact the operation of our MSS/ATC System.

Our spectrum assignment is subject to pending petitions for FCC reconsideration.

On December 8, 2005, the FCC increased the assignment to us of 2 GHz MSS spectrum from 8 MHz to 20 MHz. Our spectrum assignment is subject to pending petitions for reconsideration of this FCC decision, and is conditioned upon any reinstatement of a cancelled Globalstar LLC 2 GHz MSS authorization. FCC reinstatement of the Globalstar authorization would likely result in a reduction in the amount of spectrum assigned to us. Any reduction in our spectrum assignment could reduce its value and adversely affect the implementation of our business plan, our financial condition, cash flows, and competitive position.

Any changes in control of certain of our subsidiaries are subject to prior FCC approval.

Any investment in our subsidiaries that hold various FCC assignments and authorizations that could result in a change of control of those subsidiaries would be subject to prior FCC approval. A request for FCC approval would involve a lengthy review period prior to consummation of the change of control. We may be unable to obtain the necessary FCC approval in a reasonably timely fashion, and the FCC could impose new or additional license conditions as part of such a review.

Risks Related to the ICO North America 2009 Notes and 2009 Credit Facility

Our primary subsidiary, ICO North America, does not generate sufficient cash to repay its 2009 Credit Facility and 2009 Notes upon maturity in May 2009 and August 2009.

The 2009 Credit Facility and the 2009 Notes must be repaid in May and August 2009, respectively. The total amounts due at maturity are expected to be $45.4 million and $767.7 million, respectively. Our ability to repay the 2009 Credit Facility and the 2009 Notes upon maturity will depend on our ability to raise additional financing. With the current weakness of the credit markets, we may be unable to repay or refinance the 2009 Credit Facility and the 2009 Notes upon maturity.

ICO North America has a substantial amount of indebtedness, which could adversely affect our ability to execute our business plan and to obtain additional financing, and the terms of the indenture may restrict ICO North America’s current and future operations.

As of March 31, 2008, ICO North America had $678 million of the 2009 Notes and $40 million under the 2009 Credit Facility outstanding. This substantial debt could have significant consequences, including, but not limited to:

•

requiring ICO North America to dedicate a substantial portion of its assets and cash flow, if any, to pay principal and interest on the 2009 Notes and 2009 Credit Facility, reducing the funds available for working capital, capital expenditures, payment of dividends, acquisitions and other general corporate purposes;

•

limiting our ability to raise future financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes, and potentially subjecting us to restrictive covenants;

•	limiting our flexibility in planning for, and reacting to, changes in our business and industry;

•	making us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	placing us at a disadvantage compared to our competitors who have less debt.

The indenture governing the 2009 Notes contains a number of restrictive covenants that impose significant operating restrictions that may limit ICO North America and its subsidiaries’ ability to engage in acts that may be in their long-term best interests. In addition, the indenture includes covenants restricting, among other things, ICO North America and its subsidiaries’ ability to:

•	make investments;

•	incur liens;

•	incur additional debt (including guarantees and capital lease obligations) or issue preferred stock;

•	pay dividends (other than in the form of stock) on their capital stock, make redemptions or purchases of their capital stock or our capital stock, or make other payments to us;

•	use the proceeds of certain asset sales that are not applied or invested in a certain manner within one year to repay the 2009 Notes;

•	engage in mergers, consolidations, acquisitions and sales of substantially all their assets;

•	change the business conducted;

•	enter into transactions with affiliates (including the Company); and

•	sell, lease or transfer the right to use their assets outside of the ordinary course of business or sell any capital stock of the subsidiaries.

A breach of any of the restrictive covenants could result in an event of default under the indenture. If an event of default occurs, the indenture trustee or the holders of 25% of the aggregate principal amount of the outstanding 2009 Notes may elect to declare the notes to be immediately due and payable and to enforce the guarantees of ICO North America’s subsidiaries, to enforce their security interest or to enforce our pledge of ICO North America’s capital stock If the 2009 Notes were accelerated, ICO North America and its subsidiaries’ assets may not be sufficient to repay the notes.

The 2009 Credit Facility and the 2009 Notes are secured by a security interest in substantially all of ICO North America’s and its subsidiaries’ assets and by our pledge of its capital stock that, in the event of certain defaults, could allow the noteholders or the lenders under the 2009 Credit Facility to take ownership of some or all of ICO North America’s assets.

The 2009 Credit Facility is secured by a first priority security interest in substantially all of the assets of ICO North America and its present and future subsidiaries to the extent permitted by law and by a first priority pledge by us of ICO North America’s capital stock, subject to certain exceptions. ICO North America and its subsidiaries currently hold substantially all of our assets. In addition, the 2009 Credit Facility is fully and unconditionally guaranteed by all of ICO North America’s present and future subsidiaries, and those guarantees are secured by a first priority pledge of substantially all of the guarantors’ assets to the extent permitted by law. If ICO North America were to default under the 2009 Credit Facility, this security interest could allow the administrative agent or the lenders under the 2009 Credit Facility to take ownership of some or all of ICO North America’s and its subsidiaries’ assets, subject to the terms and conditions of the 2009 Credit Facility.

The 2009 Notes are secured by a second priority security interest in substantially all of the assets of ICO North America and its present and future subsidiaries to the extent permitted by law and by a second priority pledge by us of ICO North America’s capital stock, subject to certain exceptions. ICO North America and its subsidiaries currently hold substantially all of our assets. In addition, the 2009 Notes are fully and unconditionally guaranteed by all of ICO North America’s present and future subsidiaries, and those guarantees are secured by a second priority pledge of substantially all of the guarantors’ assets to the extent permitted by law. In the event of certain defaults under the indenture, subject to the terms and conditions of the indenture, this security interest could allow the noteholders to take ownership of some or all of ICO’s North America’s assets.

ICO North America may not have the ability to finance the change of control repurchase offer required by the indenture governing its 2009 Notes.

Upon the occurrence of certain events, including a change in control of ICO North America, as that term is defined in the indenture governing the 2009 Notes, or a transaction pursuant to which any person holds an amount of our capital stock that represents more votes in the election of our directors than is represented by the capital stock held by Eagle River Satellite Holdings, LLC (“ERSH”), ICO North America is required to make an offer to repurchase the 2009 Notes in cash at a purchase price equal to 107.5% of the aggregate principal amount.

The source of funds for any such repurchase would be any available cash or cash generated from ICO North America’s operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. It is possible that sufficient funds will be unavailable to ICO North America at the time of any change of control event to repurchase all tendered notes pursuant to this requirement.

The 2009 Notes are convertible into shares of ICO North America’s common stock, and, if converted, our ownership of ICO North America would be reduced to approximately 55%.

Holders of ICO North America’s 2009 Notes may convert their notes into shares of ICO North America’s Class A common stock at any time. Because ICO North America did not complete a qualifying public offering by August 15, 2007, the non-occurrence of this event triggered a change to the conversion price of the 2009 Notes equal to a 2% premium on the fully diluted shares outstanding as of August 15, 2007. This beneficial conversion feature resulted in a reduction to the conversion price of the 2009 Notes from $4.25 per share to $4.06 per share. If all of the 2009 Notes were converted, our ownership interest in ICO North America would be reduced to approximately 55%. Presently, we hold over 99% of the capital stock of ICO North America and, therefore, have significant discretion over the conduct of its operations, subject only to the restrictions contained in the indenture governing the 2009 Notes and our obligations to minority stockholders of ICO North America. While we would remain its controlling stockholder even if all of the note holders choose to convert, our influence over the operations of ICO North America would be limited to our ability to elect its directors, which would mean that our interests in its operations would be balanced against any competing interests of the Class A common stock holders, possibly resulting in delays in the implementation of, and changes to, the business plan for our primary subsidiary, ICO North America.

The terms of the 2009 Credit Facility may restrict ICO North America’s current and future operations.

The 2009 Credit Facility restricts the financing alternatives for, and contains a number of restrictive covenants that impose significant operating restrictions that may limit ICO North America and its subsidiaries’ ability to engage in acts that may be in their long-term best interests. The 2009 Credit Facility contains restrictive covenants similar to those contained in the indenture governing the 2009 Notes. In addition, under the 2009 Credit facility:

•

ICO North America is required to prepay the facility in the event of any extraordinary receipts and certain asset sales, including 50% of the proceeds of the sale of ARS that exceeds in the aggregate $57 million, with the proceeds of certain issuances of debt and capital stock, and in certain circumstances with insurance and condemnation proceeds;

•	ICO North America and its subsidiaries are prohibited from prepaying or modifying the terms of the 2009 Notes;

•	ICO North America and its subsidiaries are required to maintain liquidity, which is defined as cash, cash equivalents and the market value of its ARS, of $5 million;

•

ICO North America and its subsidiaries are prohibited from selling their assets or acquiring additional assets, except for certain ordinary course sales and acquisitions and other specified permitted sales and acquisitions; and

•	ICO North America and its subsidiaries are prohibited from issuing additional capital stock, except for certain specified permitted issuances.

Risks Related to Our Class A Common Stock

Future sales of our Class A common stock could depress the market price.

The market price of our Class A common stock could decline as a result of sales of a large number of shares. Most of our Class A common stock that is held by non-affiliates can be sold without limitation under Rule 144 and certain holders of our Class A common stock are able to sell their shares in compliance with Rule 144. In addition, certain holders of our Class A common stock have the ability to cause us to register the resale of their shares, including, in the case of ERSH, shares of Class A common stock acquired upon conversion of their Class B common stock. These sales might also make it more difficult for us to sell shares in the future at a time and price that we deem appropriate.

The interests of our controlling stockholder may conflict with your interests as a holder of our Class A common stock.

ERSH controls approximately 68% of the voting power of our outstanding capital stock. As a result, ERSH has control over the outcome of matters requiring stockholder approval, including:

•	the election of our directors;

•	amendments to our charter or certain amendments to our bylaws; and

•	the adoption or prevention of mergers, consolidations or the sale of all or substantially all of our assets or the assets of our subsidiaries.

ERSH also will be able to delay, prevent or cause a change of control of us. Among other effects, if a change in control transaction resulted in any person holding capital stock representing more votes in the election of directors than the number of votes represented by the capital stock held by ERSH, the consummation of such a change in control would also trigger the requirement that ICO North America offer to repurchase its 2009 Notes pursuant to the terms of the indenture.

Eagle River Investments, LLC (“Eagle River Investments”) has made significant investments in other telecommunications companies and may in the future make additional investments. Some of these companies may compete with us. Eagle River Investments and ERSH are not obligated to advise us of any investment or business opportunities of which it is aware, and they are not restricted or prohibited from competing with us.

Craig O. McCaw, our Chairman, is the Chairman, Chief Executive Officer and sole manager and beneficial member of Eagle River Investments, which is the sole member of ERSH.

We are a “controlled company” within the meaning of the NASD Marketplace Rules and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

ERSH controls approximately 68% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Global Market corporate governance standards. Under the NASD Marketplace Rules, a company of which more than 50% of the voting power is held by another company is a “controlled company” and may elect not to comply with certain Nasdaq Global Market corporate governance requirements, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that the compensation of officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) the requirement that director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. We have currently elected to utilize these exemptions. As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Market corporate governance requirements.

Certain provisions in our Restated Certificate of Incorporation may discourage takeovers, which could affect the rights of holders of our Class A common stock.

Our Restated Certificate of Incorporation provides that we will take all necessary and appropriate action to protect certain rights of our common stockholders that are set forth in the Restated Certificate of Incorporation, including voting, dividend and conversion rights and their rights in the event of a liquidation, merger, consolidation or sale of substantially all of our assets. It also provides that we will not avoid or seek to avoid the observance or performance of those rights by charter amendment, entry into an inconsistent agreement or reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution or the issuance or sale of securities. In particular, these rights include our Class B common stockholder’s right to ten votes per share on matters submitted to a vote of our stockholders and option to convert each share of Class B common stock into one share of Class A common stock.

We do not expect to pay dividends on our Class A common stock for the foreseeable future.

We have never paid a cash dividend on shares of our equity securities, and do not intend to pay any dividends on our Class A common shares in the foreseeable future. Since we were restructured in a bankruptcy in May 2000, we have had no significant operations or revenues and have incurred net losses (other than in 2005, but due solely to gains on gateway contract settlements in that year). We continue to incur expenses, which must be funded out of cash reserves or the proceeds (if any) of future financings. We expect to have losses for the foreseeable future.

Our current plan is to focus most of our resources on the development of our MSS/ATC System. ICO North America is at an early stage of development and does not have any revenue-generating operations. Its ability to generate cash in the future will depend on its ability to successfully develop the MSS/ATC System and implement and manage projected growth and development. There is a risk that ICO North America will not be successful in these endeavors.

In addition, ICO North America and its subsidiaries are prohibited from paying cash dividends on their capital stock and from purchasing or redeeming their capital stock (unless funded by a contemporaneous sale of capital stock) under the terms of the indenture governing ICO North America’s 2009 Notes.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements are based upon current expectations that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

We have identified the forward-looking statements we make by using such terms as “may,” “might,” “can,” “should,” “could,” “would,” “expect,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “predict,” “potential,” “if” and similar expressions which imply that the statements relate to future events or expectations. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplements and any related free writing prospectuses that we may authorize to be provided to you, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

You should read carefully both this prospectus, any applicable prospectus supplements and any related free writing prospectuses, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

THE SECURITIES WE MAY OFFER

We may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $400,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. The maximum amount of securities we may offer will be reduced from $400,000,000 by the value of shares of Class A common stock that the selling stockholders sell beyond the initial 7,574,416 shares specified on the prospectus cover. This prospectus provides you with a general description of the securities that may be offered. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	original issue discount, if any;

•	ranking, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Class A Common Stock. We may issue shares of our Class A common stock from time to time. The holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures (including any supplemental indentures) that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of Class A common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THE SECURITIES THE SELLING STOCKHOLDERS MAY OFFER

The selling stockholders may resell or dispose of shares of our Class A common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under “Plan of Distribution” or in a prospectus supplement for such sale of Class A common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of these shares. We will not receive any of the net proceeds from the sale of these shares of Class A common stock by the selling stockholders. See “Selling Stockholders.”

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is computed by dividing earnings by the sum of fixed charges. For these purposes, earnings is defined as income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges represent interest expensed and capitalized, amortization of discounts related to indebtedness and the portion of rental expense that we believe is representative of the interest component of rental expense. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented.

	Three Months Ended March 31, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	—	—	—	2.11	—	—

Our earnings were insufficient to cover fixed charges by $39.9 million for the three months ended March 31, 2008 and $107.2 million, $87.4 million, $902.1 million and $235.2 million for the years ended December 31, 2007, 2006, 2004 and 2003 respectively. No ratios are provided for these periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale by us of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. We may also use a portion of the net proceeds to repay our or our subsidiaries’ indebtedness. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities. The prospectus supplement may contain more details about our use of these proceeds.

We will not receive any proceeds from the sale of Class A common stock by the selling stockholders. The proceeds from the sale of these shares by the selling stockholders pursuant to any prospectus supplement will be solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 900,000,000 shares of Class A common stock, par value $0.01 per share, 150,000,000 shares of Class B common stock, par value $0.01 per share, and 75,000,000 shares of preferred stock, par value $0.01 per share. Only our Class A common stock is registered.

As of March 31, 2008, adjusted for our sale of 7,574,416 shares of Class A common stock in June 2008, there were 153,005,499 shares of Class A common stock outstanding, with approximately 376 holders of record, and 53,660,000 shares of Class B common stock outstanding, with two holders of record. There are also outstanding warrants exercisable for 3,172,110 shares of Class A common stock and outstanding options exercisable for an aggregate of 11,337,323 shares of Class A common stock and 1,625,000 shares of Class B common stock. No preferred stock is currently outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information.”

Dividend Rights

Holders of our Class A common stock and Class B common stock are entitled to receive dividends at such times and in such amounts as may be determined by our board of directors and declared out of any legally available funds. Any dividends declared by the board of directors, whether payable in cash, property or shares of our capital stock, will be paid equally, on a per share basis, to holders of Class A common stock and Class B common stock.

We have not paid any dividends since our inception and do not expect or intend to pay dividends on our common stock in the foreseeable future. Our board of directors may, at its discretion, modify or repeal our dividend policy. Future dividends, if any, with respect to shares of our common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors deems relevant.

Voting Rights

Holders of Class A common stock are entitled to one vote for each share of Class A common stock held of record on the applicable record date, and holders of Class B common stock are entitled to ten votes for each share of Class B common stock held of record on the applicable record date, on each matter submitted to a vote of our stockholders. Holders of Class A common stock and Class B common stock vote together as a single class of common stock on each matter submitted to a vote of our stockholders. Our charter and bylaws do not provide for cumulative voting in the election of directors.

In general, corporate action to be taken by stockholder vote will be authorized by a majority of the votes cast by stockholders entitled to vote and present in person or by proxy at the meeting. Directors, however, are elected at each annual meeting by a plurality of the votes cast by stockholders entitled to vote and present in person or by proxy at the meeting. The stockholders may also take action without a meeting, and without a vote, if the holders of outstanding stock with the minimum number of votes that would be required to take the action at a meeting at which all shares entitled to vote were present and voting, consent to the action in writing and deliver it to the Company.

We do not have a classified board of directors. Thus, each of our directors is up for reelection at each annual meeting of stockholders.

Conversion Rights of Class B common stock

Optional Conversion. The Class B common stock is convertible at any time at the option of its holders into shares of Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock.

Automatic Conversion. The Class B common stock will be automatically converted into shares of Class A common stock if the Class B common shares are voluntarily or involuntarily sold, assigned, pledged, encumbered, or otherwise transferred to anyone other than the following persons or entities: (1) Eagle River, (2) Craig O. McCaw, (3) William H. Gates III, (4) Cascade Investment, L.L.C., (5) any affiliate of Eagle River, (6) any person or entity that has executed a valid, irrevocable written proxy in favor of Eagle River (covering the Class B common stock for as long as such person or entity owns the shares of Class B common stock), or (7) in the event of a pledge by the holder, a lender, financing, or investment banking firm (as pledgees) as long as the pledgee acknowledges in writing that the shares are subject to automatic conversion upon foreclosure or other action to sell the shares.

Other Rights of Class A Common Stock and Class B Common Stock

Liquidation. In the event the Company is liquidated, dissolved, or wound up, whether voluntarily or involuntary, our remaining assets, after payment in full to creditors and holders of any capital stock having preference over the common stock upon liquidation, dissolution, or winding up that may then be outstanding, will be divided ratably and without regard to class among the holders of Class A common stock and Class B common stock.

Reorganization, Recapitalization, or Asset Sale. In the case of any consolidation, merger, recapitalization, reorganization or sale of all or substantially all of the Company’s assets, each holder of Class A common stock will receive the same amount of consideration per share, and each holder of Class B common stock will receive the same amount of consideration per share as the Class A common stockholders (as if the Class B common stock had been converted into Class A common stock). Notwithstanding the foregoing, if all or part of the consideration payable in respect of shares of Class A common stock and Class B common stock consists of securities, the securities issued to the holders of Class A common stock and Class B common stock will be identical in all respects, except that the disproportionate voting power of the Class B common stock (i.e., each share of Class B common stock is entitled to ten votes per share versus one vote per share for the Class A common stock) and the conversion rights of the Class B common stock may be incorporated into the terms of the securities issued to the holders of the Class B common stock.

Other Characteristics. Except as set forth in agreements between us and holders of our Class A common stock and Class B common stock described in this registration statement, holders of Class A common stock and Class B common stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of common stock which may be issued. Therefore, our board of directors may authorize the issuance and sale of shares of our common stock without first offering them to our existing stockholders. No class of common stock is subject to any redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of ICO.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options and Warrants

As of March 31, 2008, a total of 20,917,573 shares of common stock have been authorized for issuance under our stock incentive plan, consisting of 20 million shares authorized under the plan, 695,000 shares authorized outside of the plan, but with similar terms and conditions as the Plan, and 222,573 shares assumed by us pursuant to our merger with ICO Global Limited. As of March 31, 2008, 14,142,323 shares have been issued and remain outstanding under the plan or with similar terms and conditions as the plan.

Warrants to purchase a total of 3,172,110 shares of our Class A common stock are outstanding, with an exercise price of $0.01 per share and expiring on December 12, 2012. Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reclassifications or certain consolidations, mergers or reorganizations.

Delaware Anti-Takeover Law and Certain Charter Provisions

Certain additional provisions of Delaware law and our Restated Certificate of Incorporation and Bylaws could make more difficult the acquisition of our company by means of a tender offer or a proxy contest. These provisions may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our company. We believe that the benefits of increased protection of our company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Our Restated Certificate of Incorporation provides that we will take all necessary and appropriate action to protect the voting, dividend, conversion, liquidation and merger/consolidation/asset sale rights described above and will not avoid or seek to avoid the observance or performance of those rights by charter amendment, entry into an inconsistent agreement or reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution or issuance or sale of securities.

We have elected not to be governed by Section 203 of the DGCL regulating corporate takeovers which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with an “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition to or with the interested stockholder of 10% or more of the aggregate market value of either the consolidated assets or the outstanding stock of the corporation; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC. Its address is 480 Washington Blvd., Jersey City, NJ 07310-1900. Their website address is: www.melloninvestor.com/isd. The transfer agent for any series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be provided to you, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed proposed forms of these documents as exhibits to the registration statement of which this prospectus is a part, and the final form of these documents will be as negotiated with the trustee under the senior indenture and the trustee under the subordinated indenture, as applicable. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement any or all of the following terms relating to a series of debt securities, as required:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries;

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $ 1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The proposed form of indentures filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, and we anticipate that the final form of indentures will not contain any such covenant. However, under the proposed form of indentures, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities may be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may choose to issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of shares of our Class A common stock by certain of our stockholders who are unable at the time of sale to sell their Class A common stock pursuant to Rule 144 under the Securities Act without regard to the volume limitations imposed by Rule 144. These potential selling stockholders may include our officers, directors or other affiliates under Rule 144. These potential selling stockholders acquired the shares of Class A common stock in transactions that were not registered under the Securities Act. Some of the shares of Class A common stock that may be sold pursuant to this prospectus were issued to the selling stockholders upon the conversion of Class B common stock that was acquired in transactions that were not registered under the Securities Act. The amount of Class A common stock that may be sold by the selling stockholders (exclusive of the 7,574,416 shares described below), when added to the aggregate amount of securities sold by the Company pursuant to this prospectus, may not exceed a total of $400,000,000. These shares, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, may be sold or disposed of in the manner contemplated under “Plan of Distribution” or in a prospectus supplement for such sale.

This prospectus also relates to the possible resale of up to an aggregate of 7,574,416 shares of our Class A common stock acquired by certain selling stockholders in a private placement that closed in June 2008. We are registering these shares of our Class A common stock to permit each of those selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution” or in a prospectus supplement for such sale.

The prospectus supplement for any offering of the Class A common stock by the selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our affiliates;

•	the number of shares held by each selling stockholder before and after the offering;

•	the percentage of the Class A common stock held by each selling stockholder before and after the offering; and

•	the number of shares of our Class A common stock offered by each selling stockholder.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We are also registering the shares of Class A common stock covered by this prospectus for the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A common stock or interests in shares of Class A common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by such persons. The selling stockholders may still sell their shares of Class A common stock pursuant to Rule 144 under the Securities Act during the effectiveness of the registration statement of which this prospectus is a part.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than Class A common stock offered by us or the selling stockholders, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any selling stockholder who is a “broker-dealer” will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado, and for any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) related to the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes emphasis of matter paragraphs relating to the Company being in the development stage and the restatement of the 2005 and 2006 financial statements, and an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109, on January 1, 2007, and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the period from February 9, 2000 (date of inception) to December 31, 2002 (not separately presented) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ICO. The SEC’s Internet site can be found at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33088):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 28, 2008;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008;

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2008, March 6, 2008, March 13, 2008, April 1, 2008, April 8, 2008, April 17, 2008 and June 6, 2008; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 8, 2006 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, telephone: (703) 964-1400 or by email to investor@ico.com.